UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ORTHOVITA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ORTHOVITA, INC.

77 GREAT VALLEY PARKWAY

MALVERN, PENNSYLVANIA 19355

NOTICE OF THE 2011 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On July 20, 2011

DEAR ORTHOVITA SHAREHOLDERS:

The Annual Meeting of ORTHOVITA, INC. will be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103, on Wednesday, July 20, 2011 at 4:00 p.m., local time, for the following purposes:

1.	To elect seven directors to serve on our Board of Directors until the next Annual Meeting of Shareholders or until their respective successors have been properly elected or appointed.

2.	To approve an amendment to the Amended and Restated Employee Stock Purchase Plan which increases by 300,000 shares the number of shares of our Common Stock reserved for issuance thereunder.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.

4.	To conduct an advisory vote on a resolution relating to the Company’s executive compensation.

5.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

6.	To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

We have elected to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Holders of Orthovita’s Common Stock of record at the close of business on April 22, 2011 are entitled to notice of the meeting and to vote at the meeting and at any postponements or adjournments.

By Order of the Board of Directors,

CHRISTINE J. ARASIN

Corporate Secretary

Malvern, Pennsylvania, USA

April 28, 2011

YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE VIA THE INTERNET, BY TELEPHONE OR, IF YOU HAVE RECEIVED A PRINTED SET OF PROXY MATERIALS, BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED, IN EACH CASE IN THE MANNER DESCRIBED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. IF A SHAREHOLDER

DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

ORTHOVITA, INC.

77 GREAT VALLEY PARKWAY

MALVERN, PENNSYLVANIA 19355

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orthovita, Inc. (“Orthovita” or the “Company”) for use at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania, on Wednesday, July 20, 2011, at 4:00 p.m., local time, and at any postponements or adjournments thereof. We intend to make this proxy statement available via the Internet and begin mailing this proxy statement and the accompanying proxy card to shareholders on or about April 30, 2011.

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

	Proposal	Board Recommendation
No. 1	Election of seven directors to serve on our Board of Directors for the ensuing year or until their respective successors have been properly elected or appointed	FOR each nominee

No. 2	To approve an amendment to the Amended and Restated Employee Stock Purchase Plan which increases by 300,000 shares the number of shares of our Common Stock reserved for issuance thereunder	FOR

No. 3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011	FOR

No. 4	To conduct an advisory vote on a resolution relating to the Company’s executive compensation	FOR the resolution set forth in Proposal No. 4 regarding the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement

No. 5	To conduct an advisory vote on the frequency of future advisory votes on executive compensation	FOR the every year alternative as to the frequency of future advisory votes on executive compensation

Who is entitled to vote?

Only shareholders of record on April 22, 2011, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Why did I receive in the mail a one-page Notice of Internet Availability of Proxy Materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders have the ability to access the proxy material on a website referred to in the Notice or request to receive a printed set of the proxy material. Instructions on how to access the proxy material over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy material in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy material for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy material to you electronically by email.

Choosing to receive your future proxy material by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy material by email will remain in effect until you terminate it.

How do I vote?

If you are a record holder:

There are three ways to vote – by telephone from the U.S. or Canada, via the Internet or by mail.

(1)	To vote online via the Internet, follow the “VOTE BY INTERNET” instructions on the proxy card. The proxy card has your unique and confidential control number. You must access our transfer agent’s website directly to vote your shares. Do not discard your login number and password, since it will be needed if you choose to revoke your vote at a later time.

(2)	To vote by telephone, follow the “VOTE BY TELEPHONE” instructions on the proxy card. The proxy card has your unique and confidential control number at the bottom of the page.

(3)	To vote by mail, complete, sign, date and return the proxy card in the prepaid envelope.

Proxies that are properly voted and are received by Orthovita prior to the meeting will be voted in accordance with the instructions contained thereon. The deadline for voting via the Internet or by telephone is 11:59 p.m. Eastern Daylight Time on July 19, 2011. If you return your signed proxy card but do not mark the boxes showing how you wish to vote and the executed proxy is not revoked, your shares will be voted:

•	FOR the election of all director nominees named in this proxy statement;

•	FOR the approval of the amendment to the Amended and Restated Employee Stock Purchase Plan;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011;

•	FOR the resolution set forth in Proposal No. 4 regarding the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

•	FOR the every year alternative as to the frequency of future advisory votes on executive compensation.

If your shares are held in “street name” by brokers, banks or other financial institutions:

If your shares are held in a stock brokerage account or by a bank, financial institution or other holder of record, you are considered the beneficial owner of the shares in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted. Street name holders that are members of the New York Stock Exchange are not permitted to vote on your behalf on the election of directors and other “non-routine” matters unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm is considered “routine” under the rules and, therefore, brokerage firms and other nominees have the authority under the rules to vote your unvoted shares with respect to this matter if you have not furnished voting instructions within a specified period of time prior to the Annual Meeting.

The method by which you seek to cast your vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

Can I revoke my proxy?

Yes. You have the right to revoke your proxy, whether voted by telephone, by Internet or by mail at any time before it is voted at the Annual Meeting by:

(a)	notifying the Corporate Secretary at the address shown on the Notice of the Annual Meeting;

(b)	voting in person;

(c)	returning a later dated proxy card; or

(d)	voting via the Internet or by telephone at a later date (only the latest vote you submit will be counted).

If you vote via the Internet or by telephone, the deadline for your vote is 11:59 p.m., Eastern Daylight Time, on July 19, 2011.

Who will count the votes?

Our transfer agent, Broadridge Corporate Issuer Solutions, Inc., will serve as judge of election for the Annual Meeting. Representatives of Broadridge Corporate Issuer Solutions, Inc. will count the votes.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to the transfer agent, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the transfer agent to tabulate and certify the vote; and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

How many shares can vote?

As of the record date for the Annual Meeting, there were 77,028,457 shares of our Common Stock (“Common Stock”) outstanding. A record holder of outstanding shares of our Common Stock on the record date is entitled to one vote per share held on each matter to be considered.

What is a “quorum”?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of shareholders representing a majority of the votes represented by the Common Stock is necessary to constitute a quorum for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. A WITHHELD vote will also be counted for purposes of determining whether a quorum is present.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming the presence of a quorum, nominees for director must receive a plurality of the votes cast to be elected. This means that the seven candidates receiving the highest number of votes will be elected.

Proposal No 2: Approval of the Amendment to the Amended and Restated Employee Stock Purchase Plan. Assuming the presence of a quorum, holders of record of our Common Stock present, in person or by proxy, at the Annual Meeting will approve Proposal 2 if they cast more votes in favor of the proposal than against the proposal.

Proposal No. 3. Ratification of KPMG LLP. Assuming the presence of a quorum, holders of record of our Common Stock present, in person or by proxy, at the Annual Meeting will approve Proposal 3 if they cast more votes in favor of the proposal than against the proposal.

Proposal No. 4. Advisory Vote on Executive Compensation. Assuming the presence of a quorum, holders of record of our Common Stock present, in person or by proxy, at the Annual Meeting will approve the resolution set forth in Proposal No. 4 approving the compensation of the Company’s named executive officers if they cast more votes in favor of the proposal than against the proposal.

Proposal No. 5. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. Assuming the presence of a quorum, the number of years for the frequency of future advisory votes on executive compensation that receives the highest number of votes cast by holders of record of our Common Stock present, in person or by proxy, at the Annual Meeting will be considered the shareholders’ preferred frequency.

The votes on Proposals 4 and 5 are advisory and are not binding on our Board of Directors or the Company.

Any other proposal that may properly be brought before the meeting must receive the affirmative vote of a majority of the votes cast by the shareholders. Neither abstentions nor withheld votes will have any effect on the outcome of the vote, but both abstentions and withheld votes will be counted for the purposes of determining whether a quorum is present.

What are broker non-votes?

A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes have no effect on a vote. However, if a broker or other nominee has the authority to vote on any matter considered at the meeting, other than a procedural matter, and submits a proxy with respect to that matter, the shares subject to the vote will be deemed to be present for the purposes of determining whether a quorum is present.

Who can attend the Annual Meeting?

All shareholders of record as of April 22, 2011 may attend.

Will voting on any other business be conducted?

The Company does not know of any business to be considered at the Annual Meeting other than consideration of the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card and your vote by telephone or via the Internet gives authority to each of the persons named on the proxy card to vote on such matters at his or her discretion.

How will proxies be solicited?

The Company will pay the cost of solicitation of proxies. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. To the extent necessary in order to ensure sufficient representation at the meeting, the Company may request, in person, by telephone or telecopy, the return of proxy cards. This solicitation may be made by the Company’s directors, officers or regular employees. The Company may also employ an outside firm to assist in the solicitation of proxies at the Company’s expense.

Can a shareholder recommend a candidate for nomination as a director of Orthovita?

As a shareholder, you may recommend any person as a nominee for election as a director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o Orthovita, Inc., 77 Great Valley

Parkway, Malvern, Pennsylvania 19355. For the election of directors at the 2012 Annual Meeting of Shareholders, if such meeting is called for a date between June 20, 2012 and August 19, 2012, we must receive written notice on or after April 21, 2012 and on or before May 21, 2012. For election of directors at the 2012 Annual Meeting of Shareholders, if such meeting is called for any other date, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first.

The recommendation must indicate the following:

•	the name, residence and business address of the recommending shareholder;

•	a representation that the recommending shareholder is a record holder of our Common Stock or holds our Common Stock through a broker;

•	the number of shares held by the recommending shareholder;

•	information regarding each recommended person that would be required to be included in a proxy statement;

•	a description of any arrangement or understanding between the shareholder and each recommended person; and

•	the written consent of each recommended person to serve as a director, if elected.

See page 44 of this proxy statement for instructions on how to submit other types of shareholder proposals that are intended to be presented at the annual meeting of shareholders in 2012.

Where can I get additional information about Orthovita?

This proxy statement and Orthovita’s Annual Report to Shareholders are also available at http://www.proxyvote.com/67850U. Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2010 is also available on Orthovita’s website at www.orthovita.com under “Investors,” then “SEC Filings.”

GOVERNANCE OF THE COMPANY

What principles has the Board established with respect to corporate governance?

•

Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for the Board’s role in the governance of the Company. The guidelines include the Board’s policies regarding Board size, director independence, qualification, responsibilities, access to management and outside advisors, and the evaluation of the Chief Executive Officer’s performance. They also provide that directors shall annually evaluate the performance of the Board and the Board committees.

•

Board Committee Charters. The Board has adopted a charter for each standing committee of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters comply with the requirements of applicable laws and SEC rules and the listing standards of the NASDAQ Stock Market.

•

Code of Conduct. The Board has adopted a Code of Conduct applicable to all of its directors, officers and other employees. Among other things, the Code of Conduct encourages a culture of honesty, accountability and mutual respect, provides guidance to recognize and deal with ethical issues, and provides mechanisms to report unethical conduct. Adherence to this Code of Conduct assures that our directors, officers and employees are held to the highest standards of business integrity. The Code of Conduct covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Conduct provides for the prompt internal reporting of violations of the Code to an appropriate person identified in the Code and contains provisions regarding accountability for adherence to the Code. The Audit Committee oversees the Company’s compliance with the Code of Conduct. The Company intends to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Company’s Code of Conduct by disclosing such matters in the Company Profile—Corporate Governance section of its website.

Orthovita’s Corporate Governance Guidelines, Board committee charters and the Code of Conduct are available on Orthovita’s website. Shareholders may access these documents on the Company Profile—Corporate Governance page of Orthovita’s website at www.orthovita.com. Orthovita’s website is not part of this proxy statement and references to Orthovita’s website address are intended to be inactive textual references only.

What is the composition of the Board and how often are members elected?

Currently there are seven members of the Board. Each member’s term will expire at the Annual Meeting. As discussed in Proposal 1 of this proxy statement, the Board is recommending that you re-elect at the Annual Meeting each of these seven members for an additional one-year term.

Which directors are independent and how does the Board make that determination?

The Board of Directors has determined that each of R. Scott Barry, Morris Cheston, Jr., Mary Paetzold, Paul G. Thomas, William E. Tidmore, Jr. and Paul Touhey is an independent director within the meaning of the rules of the NASDAQ Stock Market. In addition, the Board has determined that each of the members of the Audit Committee and the Compensation Committee is an independent director within the meaning of the rules of the NASDAQ Stock Market, including additional rules relating to Audit Committee members.

No director is deemed independent unless the Nominating and Corporate Governance Committee determines that the director has no material relationship with the Company. The Board has also adopted categorical standards for independence that the Board uses when determining independence of a director that are part of our Corporate Governance Guidelines.

Do independent directors meet separately in regularly scheduled executive sessions?

The independent directors meet at regularly scheduled meetings without the presence of any director who is not independent. The independent directors may meet periodically throughout the year as deemed necessary.

How can I communicate with directors?

Shareholders or interested persons may send communications to the Board of Directors in writing, addressed to the full Board of Directors or to the independent directors, c/o the Corporate Secretary, Orthovita Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355, telephone 610-640-1775 or email to: investorrelations@orthovita.com. Shareholders and other interested parties may contact the Audit Committee to report complaints about Orthovita’s accounting, internal accounting controls or auditing matters by writing the Audit Committee c/o the Compliance Officer, Orthovita, Inc., at the same address. All written communications so addressed will be promptly forwarded to the specified individual directors, or, if applicable, to all the members of the Board as deemed appropriate by the Compliance Officer. You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially.

How often did the Board meet in 2010?

The Board of Directors held ten meetings during 2010, of which four were held telephonically. Each director attended at least 75% of all the meetings of the Board and committees of the Board on which he or she served in 2010.

What is the Company’s policy regarding Board members’ attendance at the annual meeting?

It is the Board’s policy that directors should attend Orthovita’s Annual Meeting of Shareholders absent exceptional cause. All Board members standing for election at our 2010 annual meeting were in attendance at that meeting.

What are the committees of the Board and what are their functions?

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These committees, their principal functions and their respective memberships are described below.

Audit Committee

The Audit Committee provides oversight of the quality and integrity of Orthovita’s financial statements, internal controls and financial reporting process. In addition, the Audit Committee oversees Orthovita’s process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. The Audit Committee meets at least quarterly with management and the Company’s outside independent registered public accounting firm to discuss Orthovita’s consolidated financial statements and earnings press releases prior to any public release or filing of the information, reviews the performance and independence of the Company’s independent registered public accounting firm, selects Orthovita’s independent registered public accounting firm and pre-approves all audit and non-audit services rendered by Orthovita’s independent registered public accounting firm.

As of December 31, 2010, the members of the Audit Committee were Mary Paetzold, Chairperson, Morris Cheston, Jr. and William E. Tidmore, Jr.

The Board has determined that Mary Paetzold qualifies as an “audit committee financial expert” as that term is defined in SEC regulations, and, therefore, Ms. Paetzold qualifies as a financially sophisticated audit committee member as required by rules of the NASDAQ Stock Market.

The Audit Committee held eight meetings during 2010, of which four were held telephonically.

Compensation Committee

The Compensation Committee is responsible for reviewing and determining the Company’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other Company employees. In addition, the Compensation Committee reviews compensation arrangements and incentive goals for executive officers and oversees the administration of Orthovita’s compensation plans. The Compensation Committee reviews the performance of executive officers, awards incentive compensation and adjusts compensation arrangements as appropriate based upon performance. Except with respect to himself, our President and Chief Executive Officer provides recommendations to the Compensation Committee concerning salary, bonus potential and equity awards for our executive officers. The President and Chief Executive Officer’s compensation is subject to final approval by the independent directors. For further information, see the Compensation Committee’s charter this available in the Corporate Governance section of our website at www.orthovita.com and the “Compensation Discussion and Analysis” section of this proxy statement.

Our Compensation Committee has the authority to retain and terminate a compensation consulting firm in order to assist the Committee in the evaluation of executive and non-employee director compensation. For 2010, the Committee engaged Radford, an AON Consulting Company, to assist the Committee by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for the Company;

•	Reviewing and providing recommendations on executive compensation practices; and

•	Participating in Compensation Committee meetings.

As of December 31, 2010, the members of the Compensation Committee were Paul G. Thomas, Chairperson, R. Scott Barry and Paul Touhey.

The Compensation Committee held seven meetings during the year ended December 31, 2010, three of which were held telephonically.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Governance Committee advises the Board regarding the operations of the Board and recommends to the Board the director nominees for election as directors at the next Annual Meeting of Shareholders, as well as individuals to fill vacancies on the Board. In addition, the Governance Committee recommends to the Board the responsibilities, structure, operation and membership of each Board committee. The Governance Committee oversees the Board’s annual evaluation of its performance and the performance of other Board committees. In addition, the Governance Committee develops and recommends to the Board corporate governance guidelines for Orthovita and periodically reviews such guidelines. The Governance Committee also recommends to the Board nominees to be appointed officers of Orthovita.

As of December 31, 2010, the members of the Governance Committee were Morris Cheston, Jr., Chairperson, R. Scott Barry and Paul Touhey.

The Governance Committee held three meetings during the year ended December 31, 2010, none of which were held telephonically.

How are nominees for the Board selected?

The Governance Committee considers candidates for Board membership. In evaluating potential candidates, the Governance Committee will consider, among others things, the degree to which a potential candidate fulfills a current Board need (e.g., the need for an audit committee financial expert), as well as the candidate’s ability and commitment to understand Orthovita and its industry and to devote the time necessary to fulfill the role of director (including, without limitation, regularly attending and participating in meetings of the Board and its committees). Our Corporate Governance Guidelines set forth the criteria for director nominees, which encompass a consideration of the overall competency of the Board in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; (vii) crisis management; and (viii) corporate governance. Our Governance Committee actively considers potential Board nominees from time to time to determine such individuals’ qualifications under our Corporate Governance Guidelines, which contemplate a Board consisting of members from diverse backgrounds and with a broad spectrum of experience and expertise. In identifying director nominees, the Governance Committee also considers the background, professional experience, education, skill set and other factors commonly thought of as diversity of the candidates, but does not have a formal diversity policy. The Governance Committee and the Board assess the effectiveness of our process for identifying potential Board nominees through the Board’s annual evaluation of its performance and the performance of the Governance Committee.

As described above under “About the Meeting—Can a shareholder recommend a candidate for nomination as a director of Orthovita?” the Governance Committee will consider for nomination Board candidates recommended by shareholders if specified procedures are followed. The Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board, management, shareholders or others.

What is the Board’s leadership structure?

Our Chairman of the Board is not an executive officer of the Company. We believe this structure contributes to prudent corporate governance by increasing the degree of independence of our Board and enhancing transparency into the CEO’s actions. In our view, separating the role of Chairman of the Board and CEO facilitates the ability of the Chairman to monitor the CEO and the Company’s overall performance on behalf of the shareholders.

What is the Board’s role in risk oversight?

To optimize risk management, each of our Board committees oversees certain risks specific to its area of focus and expertise. Our Audit Committee oversees business and financial risks, our Compensation Committee oversees risks arising from compensation practices, and our Governance Committee oversees succession risks. Each of these committees regularly reports to the full Board, which is ultimately responsible for overseeing risks at the enterprise level. In addition, our full Board oversees strategic risks through its focus on overall corporate strategy and execution. When reviewing management’s business plans, the full Board evaluates threats to the accomplishment of corporate goals and considers the balance between risk and reward. As part of their risk management procedures, the Board and our Board committees consider the Company’s vulnerabilities and its level of preparedness. We believe that separating the Chairman of the Board and the CEO functions enhances risk oversight of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects Orthovita’s independent registered public accounting firm.

As described more fully in its charter, the Audit Committee provides oversight of the quality and integrity of Orthovita’s consolidated financial statements, internal controls and financial reporting process, and Orthovita’s process to manage business and financial risks and compliance with legal, ethical and regulatory requirements. In addition, the Audit Committee interacts directly with and evaluates the performance of the independent registered public accounting firm, including by determining whether to engage or dismiss the independent registered public accounting firm, determining compensation of the independent registered public accounting firm and monitoring the independent registered public accounting firm’s qualifications and independence.

Management is responsible for the preparation, presentation and integrity of the consolidated financial statements, and evaluation of the effectiveness of Orthovita’s internal control over financial reporting. KPMG LLP, Orthovita’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board. In addition, KPMG LLP expresses an opinion on the effectiveness of Orthovita’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements included in the 2010 Annual Report with management. In addition, the Audit Committee has reviewed management’s evaluation of the effectiveness of Orthovita’s internal control over financial reporting. Management represented to the Audit Committee that Orthovita’s consolidated financial statements included in the Company’s 2010 Annual Report were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm (i) the audited consolidated financial statements; (ii) their opinion regarding the consolidated financial statements and their opinion regarding the effectiveness of Orthovita’s internal control over financial reporting pursuant to Public Company Accounting Oversight Board Auditing Standard No. 5 and (iii) the matters required to be discussed in accordance with the Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

Orthovita’s independent registered public accounting firm also provided the Committee with the written disclosures regarding independence, and the Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the representations, review and discussion described above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted on April 28, 2011 by the members of the Audit Committee of the Board of Directors:

Mary Paetzold, Chairperson

              Morris Cheston, Jr.

       William E. Tidmore, Jr.

EXECUTIVE OFFICERS OF ORTHOVITA

The names, business experience and ages of Orthovita’s current executive officers are listed below:

Name	Business Experience	Age
Antony Koblish	An executive with approximately 20 years of experience in the orthopedic industry, Mr. Koblish has served as President and Chief Executive Officer of Orthovita since April 2002, after serving as Senior Vice President of Orthovita’s Commercial Operations since June 2001. From January 1999 to June 2001, Mr. Koblish managed Orthovita’s Worldwide Marketing division. Prior to 1999, Mr. Koblish served as Director of Marketing and Product Development, Reconstructive Specialty Group of Howmedica, Inc. Mr. Koblish serves on the board of Pennsylvania Bio, a trade association representing Pennsylvania’s biosciences community. He earned a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering, Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.	45

Nancy C. Broadbent	Ms. Broadbent has served as Orthovita’s Senior Vice President and Chief Financial Officer since May 2009. Prior to joining Orthovita, Ms. Broadbent held various positions with CollaGenex Pharmaceuticals, Inc., a specialty pharmaceuticals company which was acquired by Galderma Pharma S.A. in 2008. Ms. Broadbent served as Senior Vice President and Chief Financial Officer of CollaGenex from February 2006 to April 2008, and as Chief Financial Officer from March 1996. From October 1994 until March 1996, Ms. Broadbent served as Senior Vice President, Chief Financial Officer and a director of Human Genome Sciences, Inc., a pharmaceuticals company. From January 1993 to October 1994, Ms. Broadbent served as Vice President and Chief Financial Officer of Cangene, Inc., a biopharmaceutical company. Prior to that, Ms. Broadbent spent over 10 years in corporate finance positions with Wall Street investment banks, including Salomon Brothers, Inc. and PaineWebber Incorporated. Ms. Broadbent earned a Bachelor of Arts degree from the University of Virginia and a Master of Business Administration degree in Finance from Columbia University School of Business.	55

Maarten Persenaire, M.D.	Dr. Persenaire has served as Orthovita’s Chief Medical Officer since April 1999. Prior to joining Orthovita, Dr. Persenaire was Vice President of Clinical Affairs at AcroMed Corporation, a DePuy-Johnson & Johnson company. Fluent in four languages, Dr. Persenaire received his medical degree from Groningen University in The Netherlands in 1982 and served his residencies in internal medicine and surgery at St. Geertruiden and Naval Hospitals in The Netherlands.	54

Christopher H. Smith	Mr. Smith has been Orthovita’s Senior Vice President of U.S. Sales since November 2010, after having served as Senior Vice President of Sales and Marketing from July 2007 to November 2010, Senior Vice President of U.S. Sales from March 2006 to June 2007, and Vice President, Sales from February 2004 to February 2006. From 1999 to 2004, he was a group director at Medtronic Neurologic Technologies, a division of Medtronic, Inc. From 1992 to 1999, Mr. Smith founded and was President of ThoroughMed Inc., a spine, neurosurgery and biomaterials distributor agency based in New York. ThoroughMed was acquired by Medtronic in 1999 and incorporated into Medtronic’s Neurologic Technologies sales division.	50

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and decisions concerning the compensation of our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and two other individuals who served as executive officers during 2010 (collectively, the “Named Executive Officers” or “NEOs”). This information describes the manner and context in which compensation is awarded to and earned by the NEOs and provides perspective on the tables and narrative that follow.

Who is responsible for determining the Company’s compensation philosophy?

The Compensation Committee of our Board of Directors (the “Compensation Committee” or the “Committee”) has responsibility for determining the Company’s compensation philosophy and for reviewing all compensation decisions for NEOs. With respect to decisions concerning the CEO’s cash and equity compensation, the Committee submits its recommendations to the independent members of the Board for approval. The Committee approves all decisions concerning cash and equity compensation of NEOs other than the CEO, provided that the full Board approves significant changes to incentive compensation programs. The Committee has engaged Radford, an AON Consulting Company, an independent, outside compensation consulting firm with substantial experience in the life sciences industry, to advise the Committee on matters related to the compensation of the NEOs. Radford reports directly to the Committee. In addition, the Company’s Human Resources Department works with the compensation consultant, under the direction of the Committee, to benchmark all Company positions against survey data for comparative companies, compiles the annual compensation data for each NEO and provides other support services to the consultant. Our Human Resources Department does not direct or oversee the activities of the consultant retained by the Committee.

What are the objectives of the Company’s executive compensation program?

The primary goal of our executive compensation program is to align the interests of our executive officers and shareholders. Our compensation philosophy promotes the achievement of the Company’s annual and long-term performance objectives, as approved by the Board, in an effort to ensure that the executive officers’ interests are aligned with the success of the Company. Our compensation program is structured to provide compensation opportunities designed to enable us to attract, retain and motivate superior executive personnel. This philosophy contemplates that the compensation of each executive officer should be influenced significantly by the executive officer’s performance, measured by both financial and non-financial performance and the executive officer’s overall level of experience, as well as other subjective factors applied by the Committee and management.

The Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term strategic value for shareholders with components based upon the execution of shorter-term tactical goals. The Committee believes that it has instituted an executive compensation program which:

•	Enables Orthovita to attract and retain talented management;

•	Provides both short-term and long-term incentives without encouraging excessive or unnecessary risk-taking;

•	Focuses executive performance on the achievement of Orthovita’s objectives; and

•	Is consistent with shareholder interests.

What process does the Committee follow to implement the executive compensation program?

The Committee reviews the effectiveness and competitiveness of the program in the context of the Company’s compensation philosophy and program objectives, with the assistance of the Committee’s compensation consultant. The consultant works with both the Committee and management to provide information and guidance regarding market practices and trends and to provide an independent point of view regarding compensation proposals. The consultant supplies both data from a peer group and published compensation surveys for compensation comparisons. The data shows compensation delivered by certain comparable publicly-traded biotechnology, life sciences and medical device companies to similarly situated officers. This data provides useful comparisons that are used as a guide when establishing compensation packages for our executives.

The Committee believes that the Company’s shareholders are best served when the Company can attract and retain talented executives by providing compensation packages that are competitive but fair to both Orthovita and the executives. When assessing compensation, the Committee and the consultant analyze each component of compensation as well as the total cash compensation and total overall compensation, including long-term incentive awards. When structuring the executive compensation program, the Committee generally seeks to position total compensation for our NEOs at the 50th percentile range of the survey and peer group data. However, consideration of all factors by the Committee may result in variations from the 50th percentile. While the Committee concurs with Radford’s views that total cash compensation is competitive if within the range of 15% above or below total cash compensation at the 50th percentile for comparable executives, and that long-term compensation is competitive if within the range of 30% above or below long-term compensation at the 50th percentile for comparable executives, the Board and the Committee may establish compensation outside these ranges for various reasons. These reasons may include differences in experience, responsibilities, performance and ability of the particular executive as compared to similarly situated officers at comparable publicly-traded biotechnology, life sciences and medical device companies. After reviewing those benchmarks, the Committee’s final determinations for executives’ total compensation reflect consideration of the Company’s and each executive officer’s performance, internal and external comparisons and other factors.

How did the Committee select the peer group and use compensation survey information?

As part of its regular process for reviewing and updating the peer group companies, the Committee modified the peer group in July 2009 based on information provided by Radford at that time. The Committee refined the peer group criteria to more accurately reflect management’s expectations for headcount and revenue growth as of mid-2009. As a result, the updated peer group criteria consisted of publicly-traded U.S. companies in the medical device and biosurgical market space that were either profitable or nearing profitability, with approximately 108 to 975 employees, annual revenue of $40 million to $360 million, market capitalization in a range of $150 million to $1.3 billion and strong revenue growth rates over the past three years. The Committee selected the following companies as the final peer group for purposes of recommending salary and target bonus amounts for 2010:

Abaxis, Inc.	Cryolife, Inc.	Neogen Corporation
Abiomed	Exactech, Inc.	NuVasive
Alphatec Holdings, Inc.	Genomic Health, Inc.	OraSure
AngioDynamics	Kensey Nash Corporation	Osteotech, Inc.
ATS Medical, Inc.	Meridian BioSciences	Quidel Corporation
Cepheid	Micrus Endovascular	RTI Biologics
Conceptus	Natus Medical Inc.	Surmodics, Inc.

In October 2010, the Committee again updated the peer group based on current information then provided to it by Radford, as well as the Company’s reduced market capitalization and headcount since July 2009. The Committee refined the peer group criteria to eliminate three companies and added four new peer companies. The companies eliminated from the peer group had either been acquired by a third party or had market capitalizations and headcount that were now disproportionately larger than those of the Company. The Company added four peers to ensure a sufficient sample size for data reporting and provide a reasonable level of continuity for year-over-year pay levels. As a result, the updated peer group criteria consisted of publicly-traded U.S. companies in the medical devices and biosurgical market space that were either profitable or nearing profitability, with approximately 80 to 700 employees, annual revenue of $40 million to $340 million, market capitalization in a range of $50 million to $500 million and strong revenue growth rates over the past three years. The Committee selected the following companies as the final peer group for purposes of recommending equity compensation awards for 2010 performance:

Abaxis, Inc.	Endologix	Neogen Corporation
Abiomed	Exactech, Inc.	OraSure
Alphatec Holdings, Inc.	Genomic Health, Inc.	Osteotech, Inc.
AngioDynamics	Kensey Nash Corporation	Quidel Corporation
Atricure	LeMaitre Vascular	RTI Biologics
Conceptus	Meridian BioSciences	Stereotaxis
Cryolife, Inc.	Micrus Endovascular	Surmodics, Inc.
Natus Medical Inc.

What are the individual components of the executive compensation program and why does the Company choose to pay them?

Our executive compensation program includes three key components: base salary; an annual cash performance bonus; and long-term incentive compensation in the form of stock options and/or other stock-based awards.

Base salary and related benefits are a fundamental element of overall pay and are geared toward attracting and retaining the executive officer. Annual and long-term incentives play an important role in motivating executive performance, retaining executives and aligning executive pay practices with the interests of shareholders. The variable or at-risk elements of annual and long-term incentive compensation are designed to reward the achievement of both short- and long-term goals.

Base Salary. The annual base salary is designed to compensate NEOs for their sustained performance and level of responsibility, and is established by the subjective evaluation of the NEO’s performance and experience. The CEO provides evaluations of NEOs (other than himself) to the Committee as part of this process. The Compensation Committee approved all 2010 salary adjustments for NEOs other than the CEO and presented its recommendation for the CEO’s 2010 salary to the full Board, which approved the salary increase. Adjustments in annual base salaries from the preceding year were designed to reflect performance and maintain competitive compensation.

Taking into consideration the responsibilities and performance of each NEO, comparative survey and peer group data, and the elimination of automobile allowances as discussed below, we adjusted the NEOs’ 2010 base salary rates by the percentages indicated in the following chart:

Name	2010 Base Salary	% Increase over 2009 Base Salary
Antony Koblish	$400,000	16.4%
Nancy C. Broadbent	$292,100	4.3%
Christopher H. Smith	$270,400	5.8%
Maarten Persenaire	$277,600	6.8%

For each of the NEOs, approximately 2.6% to 3.1% of the base salary percentage increase from 2009 to 2010 resulted from the inclusion in the 2010 base salary of amounts that had been categorized in 2009 as automobile allowances. Concurrently with the elimination of automobile allowances in 2010, the Company increased the NEOs’ base salaries by the amount of the annual automobile allowance paid in 2009. For Mr. Koblish, this amount was $10,800; for the remaining NEOs, this amount was $7,200.

As the results of comparable compensation data presented by Radford revealed that Mr. Koblish’s 2009 base salary was substantially below the 50th percentile, Mr. Koblish’s 2010 annual base salary rate increased approximately 13.3%, exclusive of the effects of the automobile allowance modification described above, in an effort to maintain competitive compensation.

As a result of the Company’s operating performance for 2010, no officer received any base salary increase for 2011 as indicated in the table below.

Name	2011 Base Salary	% Increase over 2010 Base Salary
Antony Koblish	$400,000	—
Nancy C. Broadbent	$292,100	—
Christopher H. Smith	$270,400	—
Maarten Persenaire	$277,600	—

Exclusive of amounts attributable to the automobile allowance modification described above, the annual salary rate increase for 2010 was 4.0% for Dr. Persenaire and 3.0% for Mr. Smith and Ms. Broadbent. However, Ms. Broadbent’s salary increase was pro-rated based on her hire date of May 26, 2009 and effectively equaled 1.8%, or 58% of the 3.0% annual rate increase. Dr. Persenaire’s 2010 annual base salary rate increased by an additional 1% as compared to the annual rate increases for Mr. Smith and Ms. Broadbent in an effort to maintain competitive compensation as the results of comparable compensation data presented by Radford revealed that Dr. Persenaire’s 2009 base salary was below the 50th percentile.

As the results of comparable salary data presented by Radford in December 2010 indicated that the base salary of each NEO remained competitive and in an effort to control expenses, the salaries of the NEOs were not adjusted for 2011.

Annual Target Performance Bonus.

Overview. The Annual Target Performance Bonus program is established in order to promote the achievement of the Company’s annual performance objectives. The CEO and all officers reporting to the CEO are eligible to participate in the Annual Target Performance Bonus program. The Annual Target Performance Bonus program consists of two factors: Company and individual. The Company factor represents the degree to which we achieved our overall corporate performance objectives in a given year. For the individual factor, each employee is given an individual rating by his or her supervisor to reflect the employee’s performance against his or her goals for the year. For the NEOs, the performance bonus awarded is based upon overall achievement of the annual Company performance objectives (70% weighting) and individual performance for the year (30% weighting). We believe it is appropriate to allot a higher weighting to the Company factor in order to ensure that the bonus system for our management team is closely tied to our performance.

Under the Annual Target Performance Bonus plan, there is a minimum achievement level for each corporate goal below which no payout is earned for that particular goal, and a maximum capped payout under the program for each NEO equal to 200% of the NEO’s target bonus. In addition, the program has a funding threshold that must be satisfied in order for NEOs to receive any portion of the cash bonus under the program; however, the Committee has the discretion to pay the bonus in equity or a combination of equity and cash if the funding threshold is not met. In addition, the Committee has the ability to modify payouts under the program based on individual performance or other factors. Bonuses, if any, are paid during the first quarter of the year immediately following the year of measurement.

Target Bonus. The target bonus for each NEO is based on a specified percentage of the NEO’s base salary. The target bonus amounts for each officer reporting directly to the CEO are reviewed and approved by the Committee. The Committee also recommends to the independent members of the Board the target bonus amount for the CEO under the Annual Target Performance Bonus program. For 2010, the CEO’s target bonus opportunity under the Annual Target Performance Bonus program was 70% of his 2010 base salary, and the target bonus opportunity for which the other NEOs were eligible under the program was 50% of their respective 2010 base salaries.

Individual Performance Objectives. In addition to consideration of the achievement of the corporate performance objectives as described below, the Committee considers achievement of individual objectives and milestones during the year when making final bonus decisions. These considerations may increase or decrease the individual’s actual bonus amount. The CEO presents to the Committee his evaluation of each executive officer reporting directly to him, and the Committee evaluates the CEO’s individual performance.

Corporate Performance Objectives. The overall corporate goals are established by the Board based on recommendations by the Committee early each year. The objective is to link the NEOs’ bonus opportunity directly to common goals tied to Company performance consistent with the NEOs’ management of the entire Company. The Board sets a limited number of goals to better focus actions on identified, strategic business objectives. Each goal is separately weighted. If the Company’s achievement of a particular goal surpasses the target goal, additional value for such goal is assigned when calculating the performance bonus. Similarly, if the Company’s achievement of a particular goal falls below the target, the bonus amount attributable to that goal decreases.

Shortly after the end of each year, the Compensation Committee determines the degree to which each Company goal has been achieved. The targeted Company objectives for 2010 and corresponding weight given to each were as follows: 2010 product sales of $116.6 million (30% weighted); achievement of budgetary goals, which consisted of a targeted pre-tax profit of $2.4 million for 2010 (15% weighted) and cash position of $24.1 million at year-end (15% weighted); FDA regulatory approval of a new collagen processing facility (10% weighted); FDA regulatory clearance of a new Vitoss product iteration (10% weighted); achievement of certain milestones in the course of seeking FDA regulatory clearance of a new indication for the Company’s Cortoss product (10% weighted); and the achievement of certain product development goals (10% weighted). The Company achieved each of the non-financial goals for 2010 other than the product-development goal. With respect to the achievement of the financial goals, product sales for 2010 were $94.7 million, the net loss for 2010 was $6.0 million and the Company’s cash position was $22.4 million.

Bonus Amounts for 2010 Performance. Based on the Company’s degree of achievement of the 2010 corporate performance objectives, no NEO or officer reporting to the CEO received a bonus under the Annual Target Performance Bonus program. The NEOs were entitled to an annual bonus but, as a result of the Company’s operating performance, the Committee exercised its discretion and determined that no annual bonus would be awarded for 2010 as indicated in the table below.

Name	2010 Annual Bonus
Antony Koblish	—
Nancy C. Broadbent	—
Christopher H. Smith	—
Maarten Persenaire	—

Long-term Incentive Compensation. The Company believes that long-term performance is achieved through the use of stock and stock-based awards to encourage performance by employees. Our equity incentive program has been established to provide our employees, including the NEOs, with incentives to help align their interests with the interests of shareholders.

The Committee oversees the administration of the Company’s equity compensation plan. The equity compensation plan authorizes us to grant stock options, performance shares, restricted stock units and restricted stock to employees, directors and consultants.

Stock options granted by the Company have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Service-based stock options typically vest over a four-year period with 25% vesting on each twelve-month anniversary of the date of grant, subject to continued employment, and generally expire ten years after the date of grant. Fair market value is defined as the closing sale price of the Company’s common stock on the date of grant as reported on the NASDAQ Global Market. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended (the “Code”). The Company does not have a program, plan or practice to time option grants in coordination with the release of material non-public information. While the

Company has historically made equity grants to executive officers on an annual basis, the Board and the Committee retain the discretion to make additional awards at other times in connection with the initial hiring of a new officer, for retention purposes or otherwise.

Equity awards help to provide a balance to the overall executive compensation program as both base salary and our Annual Target Performance Bonus program focus on short-term compensation, while the granting of equity awards is designed to increase shareholder value over the longer term and align the interests of employees who participate in our equity compensation program with the long-term interests of our shareholders. The vesting period of equity awards encourages employee retention and the preservation of shareholder value. We have not adopted stock ownership guidelines and our equity compensation plans have provided the principal method, other than through our employee stock purchase plan and open market purchases, for our executive officers to acquire equity in the Company.

For year-end equity compensation earned during 2010 and paid in 2011, the Committee and the Board decided to allocate the aggregate number of stock options to be awarded to NEOs equally between performance-based and service-based options. The Committee and the Board structured a significant portion of the overall equity awards as performance-based in order to further link NEO compensation with performance. The Compensation Committee approved the number of shares of common stock underlying incentive stock options granted under our equity compensation plan to each NEO other than the CEO for 2010 performance. Based on the recommendation of the Compensation Committee, the Board approved the stock option grants to our CEO for 2010 performance. The aggregate amount of equity awards granted to each NEO was based on Orthovita’s achievement of annual performance objectives and the subjective evaluation of the NEO’s individual performance (consistent with the methodology described under “Annual Target Performance Bonus” above), as well as the competitiveness of the award in relation to peer group data. Other important factors considered by the Committee and Board in making the awards were the Committee’s and Board’s subjective view of the executive’s ability to enhance the financial and operational performance of the Company, and the expectation of the executive’s future performance and contributions. These equity awards are described below.

	Performance-Based Awards[1,2]		Service-Based Awards[2,3]
Named Executive Officer	# of Shares of Common Stock Underlying Options Granted	Grant Date Fair Value	# of Shares of Common Stock Underlying Options Granted	Grant Date Fair Value	Total Value
Mr. Koblish	250,000	$337,500	250,000	$330,000	$667,500
Ms. Broadbent	104,100	$140,535	104,100	$137,412	$277,947
Mr. Smith	100,000	$135,000	100,000	$132,000	$267,000
Dr. Persenaire	105,200	$142,020	105,200	$138,864	$280,884

1	If the Company achieves predetermined levels of both product sales revenue and operating income for the year ending December 31, 2011, the performance-based stock options will vest in equal one-third installments on the last calendar day of 2012, 2013 and 2014.
2	The per share exercise price of the options is $2.40, which was the closing price of the Company’s Common Stock as reported by Nasdaq on March 3, 2011, the date of grant of the options.
3	All service-based stock options granted to NEOs for 2010 annual performance vest 25% on an annual basis over a four year period commencing on March 3, 2011, the date of grant.

Our actual annual average “burn rate” (that is, the number of shares granted subject to long-term equity incentives divided by the total number of shares of the Company’s common stock outstanding) was approximately 2.4% during the period from 2008 through 2010, which is within the recommended guidelines of ISS, a major proxy advisory firm.

Certain Trading Policies. Each of our NEOs is permitted to trade in our securities only pursuant to a written plan for the automatic trading of securities in accordance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Company policy prohibits our employees from engaging in any hedging or monetizing transactions involving our securities.

Employment Agreements and Change of Control Agreements. We have entered into employment agreements with each of our CEO and CFO. In 2010, after careful review of market practices and input from Radford, the Committee and the Board approved new severance and change of control agreements with each of the Company’s Senior Vice President of U.S. Sales and Chief Medical Officer. These agreements harmonized the severance and change-in-control protection for NEOs other than the CEO to ensure that this protection was consistent with peer company and market practices.

Each of these agreements provides for payments and other benefits if the officer’s employment is involuntarily terminated by the Company without cause, and for payments and other benefits upon a qualifying event or circumstances after there has been a change of control of the Company. Additional information regarding these agreements, including a definition of key terms and a quantification of benefits that would have been received by each of the NEOs had termination of employment occurred on December 31, 2010, is found under the heading “Potential Payments upon Termination or Change of Control” on page 24 of this proxy statement.

The Committee believes that these agreements are an important part of overall compensation for our NEOs. The Committee further believes that these agreements will help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The Committee also believes that these agreements are important as a recruitment and retention device as many of the companies in our peer group with which we compete for executive talent have similar agreements in place for their executive officers.

Has the Company assessed whether there are any risks associated with its compensation policies and practices?

The Compensation Committee has reviewed material compensation policies and practices of the Company and concluded that these policies and practices do not encourage our employees to, or reward our employees for, taking inappropriate or excessive risks or create risks that are reasonably likely to have a material adverse effect on the Company. Specifically, our compensation programs contain many design features that mitigate the likelihood of inducing excessive risk-taking behavior by our employees, including our executive officers. These features include:

•	long-term incentives granted as equity vesting over multiple years;

•	multiple metrics in annual short-term incentive program that balances top line and bottom line financial objectives;

•	payout curves in our incentive program payout formulas, rather than an “all or nothing” approach;

•	caps on payout levels under our short-term incentive plan;

•	performance objectives and goals in our incentive programs are set with a reasonable probability of achievement;

•	the Compensation Committee’s ability to exercise downward discretion in determining incentive program payouts; and

•	the Compensation Committee has retained an external compensation consultant to advise on market practices and the suitability of its compensation actions and decisions.

With respect to compensation policies and practices for employees other than our executive officers, we note the following:

•	pay is structured to include both fixed (salary) and variable compensation (cash incentives and equity), with an emphasis on fixed compensation;

•	bonuses under our annual incentive plans have maximum payout levels that are capped;

•	all bonus-eligible employees are subject to the same corporate goals as our executive officers;

•	compensation decisions for employees are subject to review at multiple levels in the Company, including by individual managers, human resources and executive officers; and

•	individual performance is a significant component of our bonus plan.

What are the significant tax and accounting considerations for executive compensation?

Certain provisions of the Code generally provide that a publicly-held corporation may not deduct compensation for its chief executive officer or each of other specified executive officers to the extent that such compensation exceeds $1 million per year for the executive. This limitation does not apply to compensation that qualifies under applicable regulations as “performance-based.” It is not expected that these provisions will adversely affect the Company based on its current compensatory structure. In this regard, base salary and bonus levels are expected to remain below the $1 million limitation in the foreseeable future. In addition, the Company’s equity compensation plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options under the plan.

The Company accounts for stock options and other stock-based awards in accordance with the Financial Accounting Standards Board’s Codification Topic 718. The accounting treatment for awards is taken into consideration in the design of the Company’s long-term incentive program.

Compensation Committee Report

To our Shareholders:

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 12 of this proxy statement.

Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted on April 28, 2011 by the members of the Compensation Committee of the Board of Directors:

Paul G. Thomas, Chairman

R. Scott Barry

Paul Touhey

Summary Compensation Table

The following table sets forth information regarding 2010, 2009 and 2008 compensation for our Chief Executive Officer, our Chief Financial Officer during 2010, and two other individuals who served as our executive officers during 2010 (collectively, “Named Executive Officers” or “NEOs”).

Executive Officer Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total ($)
Antony Koblish, Chief Executive Officer	2010 2009 2008	397,300 343,500 327,100	— — —	— — —	684,000 254,100 338,000	— 238,904 251,900		12,853 23,712 23,374	1,094,153 860,216 940,374

Nancy C. Broadbent, Senior Vice President and Chief Financial Officer(5)	2010 2009 2008	290,300 167,641 —	— — —	— — —	171,000 813,000 —	— 92,568 —		11,472 10,424 —	472,772 1,083,633 —

Christopher H. Smith, Senior Vice President, Sales & Marketing	2010 2009 2008	268,600 255,500 233,000	— — —	— — —	193,800 92,400 135,200	— 126,473 154,650	(6)	11,241 18,984 18,517	473,641 493,357 541,367

Maarten Persenaire, Chief Medical Officer	2010 2009 2008	275,800 260,000 250,000	— — —	— — —	228,000 77,000 160,550	— 126,880 103,000		12,131 20,040 19,716	515,931 483,920 533,266

(1)	This column presents bonus amounts awarded under the Annual Target Performance Bonus program that were not based on performance targets pre-established by the Board or Compensation Committee and communicated to the NEOs. Bonus amounts relating to performance over a specified period based on performance targets pre-established by the Board or Compensation Committee and communicated to the NEOs are set forth under the “Non-Equity Incentive Plan Compensation” column.
(2)	This column presents the aggregate grant date fair value of option awards granted during the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” and does not reflect the value of shares actually received by the NEO during the year or which may be received in the future with respect to these stock options. The assumptions used in determining the amounts listed in this column are set forth in note 2 to our consolidated financial statements included in our 2010 Annual Report to Shareholders that accompanies this proxy statement.
(3)	The amounts in this column are the annual bonus amounts for achievement of corporate and individual goals in 2010, 2009 and 2008. The amounts shown for 2009 and 2008 were paid in cash in March of each of 2010 and 2009, respectively, under the Annual Target Performance Bonus program.
(4)	All other compensation includes the following perquisites and other benefits, valued at the incremental cost to the Company: automobile allowance, tax gross ups, life insurance premiums and 401(k) matching contributions.
(5)	Ms. Broadbent joined Orthovita as our Senior Vice President and Chief Financial Officer in May 2009.
(6)	Mr. Smith’s non-equity incentive plan compensation for 2008 included $74,603 for achievement of sales performance targets in 2008, which we paid in cash, under a quarterly performance program. Commencing in 2009, the quarterly performance program is no longer a compensation program for Mr. Smith.

The following table shows the grants of awards made in 2010 to NEOs:

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Thres- hold ($)	Target ($)	Maximum ($)(2)	Thres- hold (#)	Target (#)	Maximum (#)
A. Koblish	01/01/10	0	272,440	544,880	—	—	—	—	—	—	—
	03/04/10				—	—	—	—	300,000	4.09
N. Broadbent	01/01/10	0	142,450	284,900	—	—	—	—	—	—	—
	03/04/10	—	—	—	—	—	—	—	75,000	4.09
C. Smith	01/01/10	0	131,600	263,200	—	—	—	—	—	—	—
	03/04/10	—	—	—	—	—	—	—	85,000	4.09
M. Persenaire	01/01/10	0	135,200	270,400	—	—	—	—			—
	03/04/10	—	—	—	—	—	—	—	100,000	4.09	—

(1)	Describes amounts under our 2010 Annual Target Performance Bonus program. No NEO received an annual cash incentive award for achievement of corporate goals in 2010 under the Annual Target Performance Bonus program.
(2)	Our Annual Target Performance Bonus Program has a maximum future payout of 200% of the target bonus.
(3)	This column presents the aggregate grant date fair value of the stock options awarded during 2010 under our equity compensation plan, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in determining these amounts are set forth in note 2 to our consolidated financial statements included in our 2010 Annual Report to Shareholders that accompanies this proxy statement.

The following table provides information regarding unexercised stock options and unvested stock awards held by the NEOs as of December 31, 2010. All market values in the table are based on a market value of our Common Stock of $2.01, the closing price of our Common Stock on December 31, 2010, the last trading day of 2010, as reported by the NASDAQ Global Market.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
A. Koblish	— 25,000 30,000 28,000 100,000 20,000 200,000 300,000 5,000 281,520 100,000 41,250 —	— — — — — — — — — — 100,000 123,750 300,000	— — — — — — — — — — — — —	— 5.56 2.48 3.00 2.28 2.80 3.12 4.45 4.51 3.69 2.87 2.77 4.09	— 01/31/2011 01/24/2012 01/24/2012 04/23/2012 12/18/2012 12/22/2013 05/04/2014 09/01/2014 12/23/2015 02/28/2018 03/03/2019 03/04/2020	62,500 — — — — — — — — — — — —	125,625 — — — — — — — — — — — —	— — — — — — — — — — — — —	— — — — — — — — — — — — —
Total	1,130,770	523,750				62,500	125,625
N. Broadbent	37,500 —	262,500 75,000	— —	4.89 4.09	06/23/2019 03/04/2020	— —	— —	— —	— —
Total	37,500	337,500				—	—	—	—
C. H. Smith	— 150,000 130,000 57,164 40,000 15,000 —	— — — — 40,000 45,000 85,000	— — — — — — —	— 3.54 4.45 3.69 2.87 2.77 4.09	— 02/27/2014 05/04/2014 12/23/2015 02/28/2018 03/03/2019 03/04/2020	10,000 — — — — — —	20,100 — — — — — —	— — — — — — —	— — — — — — —
Total	392,164	170,000				10,000	20,100
M. Persenaire	— 15,000 18,000 30,000 110,000 110,000 5,000 28,543 47,500 12,500 —	— — — — — — — — 47,500 37,500 100,000	— — — — — — — — — — —	— 5.56 3.00 2.80 3.12 4.45 4.51 3.69 2.87 2.77 4.09	— 01/31/2011 01/24/2012 12/18/2012 12/22/2013 05/04/2014 09/01/2014 12/23/2015 02/28/2018 03/03/2019 03/04/2020	5,000 — — — — — — — — — —	10,050 — — — — — — — — — —	— — — — — — — — — — —	— — — — — — — — — — —
Total	376,543	185,000				5,000	10,050

(1)

Options listed in column (c) were not vested as of December 31, 2010. The following table provides information with respect to the dates on which these options are scheduled to vest, subject to continued employment and to acceleration in the event of a change in control. Options listed in this table and held by Mr. Koblish and Ms. Broadbent are also subject to acceleration in the event of a termination of employment by the Company without cause at any time or a constructive termination of employment within 12 months following a change of control of the Company pursuant to the terms of their respective employment agreements.

	Future Vesting Dates	Number of Options Vesting
Grant Date		A. Koblish	N. Broadbent	C. H. Smith	M. Persenaire
02/29/08	03/01/11 02/29/12	50,000 50,000	— —	20,000 20,000	23,750 23,750

03/03/09	03/03/11 03/03/12 03/03/13	41,250 41,250 41,250	— — —	15,000 15,000 15,000	12,500 12,500 12,500

06/23/09	06/23/11 06/23/12 06/23/13	— — —	37,500 112,500 112,500	— — —	— — —

03/04/10	03/04/11 03/04/12 03/04/13 03/04/14	75,000 75,000 75,000 75,000	18,750 18,750 18,750 18,750	21,250 21,250 21,250 21,250	25,000 25,000 25,000 25,000
Total per Executive		523,750	337,500	170,000	185,000

(2)	The table below reflects the number of restricted shares held by each executive as of December 31, 2010. All of these shares subsequently vested in March 2011.

	Future Vesting Date	Number of Shares Vesting
Grant Date		A. Koblish	N. Broadbent	C. H. Smith	M. Persenaire
03/06/07	03/06/11	62,500	—	10,000	5,000
Total		62,500	—	10,000	5,000

During 2010, no NEO acquired shares of our Common Stock as a result of the vesting of restricted stock and restricted stock units and/or the exercise of stock options.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with each of Mr. Koblish and Ms. Broadbent, and we have entered into severance and change of control agreements with each of Mr. Smith and Dr. Persenaire. We describe our obligations for potential payments upon termination or a change of control under these respective agreements below.

Employment Agreements of Mr. Koblish and Ms. Broadbent; Severance and Change of Control Agreements with Dr. Persenaire and Mr. Smith

We have entered into employment agreements with each of Mr. Koblish and Ms. Broadbent, which were amended and restated in March 2010. The current term of Mr. Koblish’s agreement expires in April 2012 and the current term of Ms. Broadbent’s agreement expires in May 2012. At the end of the current term under each of these agreements, the term of such agreement renews for successive twelve-month periods annually, unless we give written notice of non-renewal to the executive at least 180 days prior to the expiration of the then-current term.

In August 2010, we entered into severance and change of control agreements with each of Mr. Smith and Dr. Persenaire. The severance and change of control provisions for Mr. Smith and Dr. Persenaire are the same as those extended to Ms. Broadbent, except that Ms. Broadbent’s unvested equity awards granted prior to 2010 are subject to acceleration of vesting upon her termination by the Company without Cause prior to a Change of Control or more than twelve months following a Change of Control.

Each of the employment agreements and each of the severance and change of control agreements provides for certain compensation and benefits in the event that (1) we terminate the executive’s employment (other than for “Cause”); (2) the executive resigns for “Good Reason” within twelve months following a Change of Control of the Company; or (3) a Change of Control of the Company occurs.

Defined Terms. The following terms are used throughout this section and are applicable to the agreements with each of Mr. Koblish, Ms. Broadbent, Mr. Smith and Dr. Persenaire:

Cause means:

•	conviction of a felony;

•	commission of an intentional act of fraud, embezzlement, or theft, or engagement in gross negligence in connection with the executive’s duties in the course of his or her employment with us;

•

an intentional breach of the executive’s obligations under the employment agreement, including inattention to or neglect of duties, that is materially harmful to our business and remains uncured thirty days after receiving written notice from the Board specifying the details thereof; or

•

the failure by the executive to follow the lawful directives of the CEO or the Board, provided that the executive shall have been given reasonably detailed notice that such an event constituting cause for termination has occurred and a thirty-day cure period.

Change of Control has the meaning set forth in our equity compensation plan. Any of the following situations would constitute a “Change of Control” under the agreements with each of Mr. Koblish, Ms. Broadbent, Mr. Smith and Dr. Persenaire:

•	the acquisition by a person of securities having more than 50% of the voting power of our outstanding securities;

•	a sale or other disposition of all or substantially all of our assets;

•	our liquidation or dissolution;

•

a merger or consolidation of the Company with another entity in which our shareholders immediately prior to such transaction do not beneficially own, immediately after such transaction, at least 50% of the voting power of the surviving entity; or

•

individuals who, as of April 12, 2007, were members of our Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to such date whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the Incumbent Directors who are directors at the time of such vote is deemed to be an Incumbent Director.

Good Reason means the occurrence of any of the following events or conditions:

•	a material diminution in the executive’s duties, responsibilities or authority;

•	a material reduction in the executive’s base salary except as part of an across the board reduction applicable to executives generally; or

•	a failure of the Company to comply with any of the material terms of the relevant employment agreement.

However, any of the events or conditions described above will only constitute Good Reason if (a) the executive provides us with reasonably detailed written notice that such an event constituting cause for termination has occurred; and (b) the Company does not remedy the event or condition within thirty days of receiving the executive’s written notice. In addition, the executive must provide the Company written notice within ninety days following the event that constitutes Good Reason and the executive’s termination must occur within one year following such event.

Termination without Cause; Resignation for Good Reason Following a Change of Control. If (a) we terminate Mr. Koblish, Ms. Broadbent, Mr. Smith or Dr. Persenaire without Cause or, within twelve months following the occurrence of a Change of Control, the executive resigns for Good Reason, and (b) the executive executes a release waiving any and all current and future claims against us relating to his or her employment with, or termination by, the Company, such executive would be entitled to:

•

in the case of Mr. Koblish, a cash amount equal to twenty-four months of his then current base salary, payable in normal installments in accordance with the Company’s payroll practices; provided, however, that such amount would equal only eighteen months of current base salary if the termination without Cause occurs prior to a Change of Control or more than twelve months after the occurrence of a Change of Control;

•

in the case of Ms. Broadbent, Mr. Smith or Dr. Persenaire, a cash amount equal to eighteen months of her or his then current base salary, payable in normal installments in accordance with the Company’s payroll practices; provided, however, that such amount would equal only twelve months of current base salary if the termination without Cause occurs prior to a Change of Control or more than twelve months after the occurrence of a Change of Control;

•

a pro rata bonus for the year in which the executive’s termination of employment occurs to the extent that such amount would have been earned in accordance with the terms of the Company’s annual incentive program, payable on the date on which other bonuses are paid for the year to other employees after the end of the year to which the bonus relates; provided that in no event shall the executive’s pro rata bonus be paid later than March 15 of the calendar year following the fiscal year for which it was earned, except to the extent required to be delayed under section 409A of the Code;

•

an amount equal to the health care continuation coverage premium for the executive, her or his spouse and dependents until (x) the expiration of the period following the executive’s termination equal in duration to the severance period set forth in the first two bullet points above (twelve to twenty-four months, as applicable) or (y) the executive becomes eligible for coverage under a plan maintained by a new employer or under a plan maintained by her or his spouse’s employer, whichever is sooner, which amounts are payable monthly;

•

to the extent not already paid, any annual bonus payable with respect to a calendar year that ended prior to that termination, accrued salary and any benefits accrued and due under any applicable benefit plans and programs of the Company; and

•

full vesting of all outstanding unvested stock options, restricted stock, restricted stock units and other equity rights held by the executive as of the date of the executive’s termination without Cause or resignation for Good Reason within twelve months after the occurrence of a Change of Control; provided, however, that equity awards granted to either Mr. Koblish or Ms. Broadbent after 2009 and equity awards granted to Mr. Smith or Dr. Persenaire at any time are not subject to acceleration of vesting upon termination of the executive’s employment without Cause prior to a Change of Control or more than twelve months after the occurrence of a Change of Control.

If Mr. Koblish, Ms. Broadbent, Mr. Smith or Dr. Persenaire is determined to be a Specified Employee (as defined under section 409A of the Code), any amounts payable to such executive upon separation from employment that are deferred compensation under section 409A of the Code shall be postponed and shall be paid in a lump sum after the first to occur of (i) the date that is six months following the executive’s separation from employment or (ii) the executive’s death. This section 409A postponement period shall not apply to (x) separation pay that is exempt from section 409A of the Code and (y) amounts exempt from section 409A of the Code under the short term deferral exception. Each of the employment agreements with Mr. Koblish and Ms. Broadbent and each of the severance and change of control agreements with Mr. Smith and Dr. Persenaire provides that if any amount or benefit to be paid or provided by the Company thereunder or under any other agreement to or for the benefit of the executive would be an “excess parachute payment,” within the meaning of section 280G of the Code and subject to Code section 4999 excise taxes, then the payments and benefits to be paid or provided shall be reduced, but only to the extent that the net after-tax amount received after the reduction is greater than what the executive would have received in the absence of a reduction.

Restrictive Covenants. Mr. Koblish is bound by certain non-competition and non-solicitation covenants which extend for a period of eighteen months following termination of employment. Each of Ms. Broadbent, Mr. Smith and Dr. Persenaire is bound by certain non-competition and non-solicitation covenants which extend for a period of twelve months following termination of employment. Each of Mr. Koblish, Ms. Broadbent, Mr. Smith and Dr. Persenaire is bound by certain confidentiality obligations which survive termination of employment.

Effect of a Change of Control on Unvested Equity Awards

With respect to each of Mr. Koblish, Ms. Broadbent, Mr. Smith and Dr. Persenaire, upon the occurrence of a Change of Control of the Company (as such term is defined in the Company’s equity compensation plan), one hundred percent of any stock option, restricted stock or other stock grants or awards made to such NEO that have not yet become exercisable or vested shall become exercisable or vested.

The following table sets forth our estimated payment obligations under the employment agreements with each of Mr. Koblish and Ms. Broadbent and under the severance and change of control agreements with each of Mr. Smith and Dr. Persenaire under various scenarios. The amounts shown assume that such termination was effective on December 31, 2010 and thus includes estimates of the amounts which would be paid out to the NEOs upon their termination in accordance with the terms of the applicable agreements as described above.

	Termination Without Cause in the absence of a Change of Control(1)				Termination Without Cause or for Good Reason within twelve months following a Change of Control(1)
Name	Salary and Bonus ($)(2)	Health and Welfare Benefits ($)	Acceleration of Equity Vesting ($)(3)	Total ($)	Salary and Bonus ($)(2)	Health and Welfare Benefits ($)	Acceleration of Equity Vesting ($) (3)	Total ($)
A. Koblish	600,000	29,855	125,625	755,480	800,000	39,808	125,625	965,433
N. Broadbent	292,100	19,904	—	312,004	438,150	29,855	—	468,005
C. H. Smith	270,400	19,904	—	290,304	405,600	29,855	20,100	455,555
M. Persenaire	277,600	19,904	—	297,504	416,400	29,855	10,050	456,305

(1)	Assumes that the executive executes and delivers a general release in favor of the Company.
(2)	Assumes the bonus actually paid with respect to 2010 under the Annual Target Performance Bonus program.
(3)	Amounts shown in this column table are based on a market value of the Company’s Common Stock of $2.01, the closing price of our Common Stock on December 31, 2010, the last trading day of 2010, as reported by the NASDAQ Global Market. Includes restricted stock unit awards and options outstanding as of December 31, 2010 but excludes option awards granted in March 2011.

Directors’ Compensation

Only non-employee directors receive any compensation for service on the Board or its committees. Directors who were not employees of Orthovita received the following compensation:

Cash Compensation	Annual Retainer Amounts, paid quarterly in arrears
All Board members		$25,000

Additional amounts for Board service Board chairperson		$25,000

Audit Committee Chairperson Non-chairperson member	$ $	20,000 13,000

Compensation Committee Chairperson Non-chairperson member	$ $	12,500 9,000

Nominating and Corporate Governance Committee Chairperson Non-chairperson member	$ $	6,500 6,000

Equity Compensation
Initial Stock Option Grant	Ten-year options to purchase 57,000 shares of Common Stock, vesting in equal installments of 25% on each of the first four anniversaries of the date of grant, with an exercise price per share equal to the market price of the Common Stock on the date the director is elected to the Board. Vesting may not be accelerated. While a new non-employee director would have been eligible to receive an initial stock grant, no new directors were elected and no initial stock grants were awarded during 2010.

Annual Stock Option Grant	Ten-year options to purchase 14,000 shares of Common Stock vesting in equal installments of 25% on each of the first four anniversaries of the date of grant, with an exercise price per share equal to the market price of the Common Stock on the date of grant. Vesting may not be accelerated.

Annual Restricted Share Grant	4,700 restricted shares of Common Stock, vesting in equal one-third installments on each of the first three anniversaries of the date of grant or upon the earlier of (i) a change in control of the Company, as defined in the Company’s equity compensation plan; (ii) the recipient’s departure in good standing from the Board, as determined by the Nominating and Corporate Governance Committee of the Board when the recipient has either served as a Board member for at least five years or the sum of the recipient’s age and years of service as a Board member equals at least 65; and (iii) the recipient’s death.

Non-employee directors receive cash reimbursement for travel expenses to the Board meetings. The Company maintains liability insurance for the benefit of all of the Company’s directors. In addition, the Company has entered into indemnification agreements with each of its directors. Under these agreements, our directors will be indemnified against liabilities and expenses incurred in connection with their services to us to the fullest extent permitted under Pennsylvania law.

The following table shows compensation paid to non-employee directors for 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1, 3) ($)	Option Awards(2, 3) ($)	Total ($)
R. Scott Barry	—	9,024	14,840	23,864
Morris Cheston, Jr.	44,500	9,024	14,840	68,364
Mary Paetzold	45,000	9,024	14,840	68,364
Paul G. Thomas	37,500	9,024	14,840	61,364
William E. Tidmore, Jr.	63,000	9,024	14,840	86,864
Paul Touhey	40,000	9,024	14,840	63,864

(1)	On July 26, 2010, each non-employee director then serving on our Board received a grant of 4,700 shares of restricted stock. The shares vest in equal one-third installments on each of the first three anniversaries of the date of grant or upon the earlier of (i) a change in control of the Company, as defined in our equity compensation plan; (ii) the non-employee director’s departure in good standing from our Board of Directors, as determined by the Nominating and Corporate Governance Committee of the Board provided the departing director has served for at least five years or the sum of the departing director’s age and years of service on our Board equals at least 65; and (iii) the non-employee director’s death. The amounts disclosed in this column are the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board’s Codification Topic 718. The grant date fair value per share of these restricted stock awards was $9,024.
(2)	On July 26, 2010, each non-employee director received a grant of options to purchase 14,000 shares of the Company’s Common Stock at an exercise price of $1.92 per share. These options vest in equal installments of 25% on each of the first four anniversaries of the date of grant. The amounts disclosed in this column are the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board’s Codification Topic 718. The grant date fair value per share of these stock option awards was $14,840.
(3)	The following table discloses the aggregate number of stock awards and options outstanding as of December 31, 2010 for each of our non-employee directors who served during 2010 and who are standing for re-election:

Name	Stock Awards (#)	Option Awards (#)
R. Scott Barry	7,834	28,000
Morris Cheston, Jr.	18,605	134,500
Mary Paetzold	18,605	146,583
Paul G. Thomas	9,401	67,000
William E. Tidmore, Jr.	9,401	67,000
Paul Touhey	14,573	77,000

For purposes of this table, a stock award is not considered outstanding after it is fully vested.

STOCK OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of April 22, 2011 (except as specified below) by (1) all beneficial owners of five percent or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table included elsewhere in this proxy statement; and (4) all executive officers, directors and nominees for election as director of Orthovita as a group.

Name	Number of Shares Beneficially Owned(1)(2)		Ownership Percentage(3)
FMR LLC	11,530,773	(4)	15.0%

Essex Woodlands Health Ventures Fund VII, L.P.	9,633,139	(5)	12.5%

Paradigm Capital Management, Inc.	5,473,528	(6)	7.1%

BlackRock Inc.	4,351,680	(7)	5.6%

Antony Koblish	1,438,758	(8)	1.8%
Maarten Persenaire	513,755	(9)	*
Christopher H. Smith	481,765	(10)	*
Nancy C. Broadbent	198,750	(11)	*
Mary Paetzold	141,875	(12)	*
Morris Cheston, Jr.	135,972	(13)	*
Paul Touhey	84,772	(14)	*
Paul G. Thomas	49,600	(15)	*
William E. Tidmore, Jr.	49,600	(15)	*
R. Scott Barry	16,650	(16)	*
Directors and executive officers as a group (10 persons)	2,622,141	(17)	3.9%

*	Less than 1%
(1)	This table is based on information supplied by officers, directors and principal shareholders of Orthovita and on any Schedules 13D or 13G filed with the SEC. Each of the shareholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.
(2)	Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities. For this purpose, the number of shares beneficially owned includes shares that can be acquired upon the exercise of stock options exercisable currently or exercisable within sixty days of April 22, 2011.
(3)	Applicable ownership percentage is based on 77,028,457 shares of Common Stock outstanding on April 22, 2011. Shares of Common Stock issuable upon the exercise of stock options exercisable currently, or exercisable within 60 days of April 22, 2011, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(4)	The address of FMR LLC (“FMR”) is 82 Devonshire Street, Boston, Massachusetts 02109. The information in this table with respect to FMR is derived from a Schedule 13G amendment filed with the SEC on February 14, 2011 by FMR.
(5)	As of February 11, 2009, Essex Woodlands Health Ventures Fund VII, L.P. (the “Fund”) owns 9,633,139 shares of Common Stock. The information in this table with respect to the Fund is derived from a Schedule 13G amendment filed by the Fund with the SEC on February 11, 2009. Scott Barry, a member of our Board of Directors and Partner at Essex Woodlands Health Ventures, disclaims beneficial ownership of the Fund’s shares.

(6)	The address of Paradigm Capital Management, Inc. (“Paradigm”) is Nine Elk Street, Albany, New York 12207. The information in this table with respect to Paradigm is derived from a Schedule 13G filed with the SEC on February 14, 2011 by Paradigm.
(7)

The address of BlackRock Inc. (“BlackRock”) is 40 East 52nd Street, New York, New York 10022. The information in this table with respect to BlackRock is derived from a Schedule 13G filed with the SEC on February 7, 2011 by Blackrock.

(8)	Includes 1,272,020 shares underlying stock options.
(9)	Includes 422,793 shares underlying stock options.
(10)	Includes 448,414 shares underlying stock options.
(11)	Includes 93,750 shares underlying stock options.
(12)	Includes 115,083 shares underlying stock options.
(13)	Includes 103,000 shares underlying stock options.
(14)	Includes 45,500 shares underlying stock options.
(15)	Includes 35,500 shares underlying stock options.
(16)	Includes 3,500 shares underlying stock options.
(17)	Includes 2,539,560 shares underlying stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the directors, certain of the Company’s officers, and persons or entities who own more than ten percent of Orthovita’s Common Stock, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of the Company’s Common Stock. The directors and these officers and shareholders are required by regulations to furnish the Company with copies of all forms they file under Section 16(a).

Based solely upon a review of the copies of such reports furnished to the Company and written representations from such directors and officers, the Company believes that all Section 16(a) filing requirements were satisfied during 2010.

Stock Performance Graph

The following graph compares the yearly percentage change in the cumulative total shareholder return on Orthovita Common Stock during the five fiscal years ended December 31, 2010 with the cumulative total return on the NASDAQ Biotechnology Index, the NASDAQ Global Select Market Composite Index and the NASDAQ Composite Index. The comparison assumes $100 was invested on December 31, 2005 in Orthovita Common Stock and in each of such indices and assumes reinvestment of any dividends.

Effective July 3, 2006, the NASDAQ Stock Market reclassified its listings into different market tier designations. As part of this reclassification, the NASDAQ National Market was renamed as the NASDAQ Global Market. In addition, the NASDAQ Stock Market created the NASDAQ Global Select Market and the NASDAQ Global Select Market Composite Index.

The NASDAQ Global Select Market Composite Index is a market capitalization weighted index that measures all NASDAQ domestic and international based common type stocks listed on the NASDAQ Global Select Market. The index carries the index history of the NASDAQ National Market Composite Index. Orthovita’s Common Stock traded on the NASDAQ National Market for the periods shown through June 2006. Accordingly, data for the NASDAQ Global Select Market Composite Index is shown in the graph below as a historic index for the periods shown.

The NASDAQ Composite Index measures all NASDAQ domestic and international based common type stocks listed on the NASDAQ Stock Market. On July 3, 2006, Orthovita’s Common Stock commenced trading on the NASDAQ Global Market in connection with the launch of that market.

	2005	2006	2007	2008	2009	2010
Orthovita, Inc.	$100.00	$93.56	$89.95	$87.37	$90.46	$51.80
NASDAQ Composite Index	$100.00	$112.28	$124.98	$74.31	$107.28	$126.32
NASDAQ Global Select Market Composite Index	$100.00	$113.57	$127.29	$75.22	$110.99	$130.77
NASDAQ Biotechnology Index	$100.00	$99.62	$103.20	$96.49	$106.86	$115.04

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Since January 1, 2010, there were no transactions, nor are there currently any proposed transactions, in which the Company was or is to be a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of our Board of Directors is responsible for reviewing and approving any transactions in which the Company is to be a participant and the amount exceeds $120,000, and in which any related person will have a direct or indirect material interest. This obligation is set forth in the Audit Committee Charter, a copy of which is available on our website at www.orthovita.com.

To identify any related party transactions, each year the Company requires directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. The Company reviews related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests or business. Our Code of Conduct requires all directors, officers and employees who may have or learn of a potential or apparent conflict of interest to immediately notify our Compliance Officer or the Audit Committee.

The Company expects directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict of interest between the interests of the Company and their own personal interests. Our directors, officers and employees are prohibited from taking any actions that may make it more difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner.

A copy of our Code of Conduct is available on our website at www.orthovita.com.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to hold office until the next Annual Meeting of Shareholders or until their successors have been properly elected and appointed. All of the nominees were previously elected by our shareholders.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to stand for re-election, proxies will be voted for the election of such other person as the Board may recommend, unless the Board reduces the number of directors. Set forth below is certain information concerning the nominees for election as directors:

NOMINEES FOR THE BOARD OF DIRECTORS

Name and Length of Service as Director	Age	Qualifications, Principal Occupation and Certain Directorships
R. Scott Barry, Director since July 2007	39	Currently a Partner at Essex Woodlands Health Ventures, a healthcare venture capital firm, Mr. Barry has experience in acquisitions, investments, financing and strategic partnerships in the healthcare industry. Mr. Barry joined Essex Woodlands in 2006 from Novartis Pharma AG where he most recently served as the Global Head of Pharma M&A and Collaborations. He joined Novartis in 2002 and held positions in the Business Development & Licensing and Mergers & Acquisitions groups. Prior to joining Novartis, Mr. Barry was a Director for Century Capital Associates LLC, a boutique healthcare investment bank and consulting firm. Previously, Mr. Barry held positions at KPMG LLP’s healthcare corporate finance group and assurance services group. Mr. Barry also serves as a director of United Orthopedic Group, Inc., a privately held, global orthopedic company, Velcera, Inc., a privately-held animal health company, and Victory Pharma, Inc., a privately held specialty pharmaceutical company. He holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Stern School of Business at New York University.

Morris Cheston, Jr. Director since May 2001	73	Mr. Cheston was a partner in the law firm of Ballard Spahr LLP from 1971 through 2008, and is currently Senior Counsel of the firm. Mr. Cheston has extensive experience in securities and corporate law, having represented a broad base of issuers and investment bankers in private placements and public offerings of securities and in mergers and acquisitions. He also has been actively involved for more than 30 years in the pharmaceutical and biotechnology industries, representing companies ranging from start-ups to large pharmaceutical companies, as well as underwriters of their securities offerings. Mr. Cheston is active in numerous civic and charitable organizations including currently serving as the Chairman of the Board of Managers of Pennsylvania Hospital and as a Member of the Board and Executive Committee of Penn Medicine, a division of the University of Pennsylvania. Mr. Cheston received a Bachelor of Arts degree from Princeton University and his Juris Doctor from Harvard Law School.

Name and Length of Service as Director	Age	Qualifications, Principal Occupation and Certain Directorships
Antony Koblish Director since April 2002	45	An executive with approximately 20 years of experience in the orthopedic industry, Mr. Koblish has served as President and Chief Executive Officer of Orthovita since April 2002, after serving as Senior Vice President of Orthovita’s Commercial Operations since June 2001. From January 1999 to June 2001, Mr. Koblish managed Orthovita’s Worldwide Marketing division. Prior to 1999, Mr. Koblish served as Director of Marketing and Product Development, Reconstructive Specialty Group of Howmedica, Inc. Mr. Koblish serves on the board of Pennsylvania Bio, a trade association representing Pennsylvania’s biosciences community. He earned a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute and a Master of Science degree in Engineering, Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.

Mary Paetzold Director since February 2003	61	Ms. Paetzold is a CPA with over 35 years of experience with the audit, accounting, internal control and finance functions of public and private companies. From January 2008 to December 2008, she was adjunct professor at the Cameron School of Business at the University of North Carolina at Wilmington. From 1994 through February 2000, Ms. Paetzold served as Vice President, Chief Financial Officer, and director (1996-1997) of Ecogen, Inc., a publicly traded agricultural biotechnology company. From 1973 through 1994, Ms. Paetzold practiced with KPMG Peat Marwick, LLP, predecessor to KPMG LLP, serving as a partner from 1984 until 1994. Ms. Paetzold currently serves as a director and chairman of the audit committee for Immunomedics, Inc., a publicly traded biotechnology company. Ms. Paetzold has a Bachelor of Arts in Mathematics from Montclair State University.

Paul G. Thomas, Director since July 2007	55	Mr. Thomas is an executive with over 20 years of leadership experience in the life sciences industry. Mr. Thomas has served as Chief Executive Officer of Roka Bioscience, Inc., a privately held company principally engaged in the development and commercialization of molecular assays for biopharmaceutical processing, food safety and other industrial testing applications, since September 2009. From October 1998 until August 2008, Mr. Thomas served as Chief Executive Officer, President and a Director of LifeCell Corporation, a company that was publicly traded and developed and marketed innovative tissue repair products for use in reconstructive, orthopedic and urogynecologic surgical procedures, from 1998 until it was acquired in August 2008. Prior to joining LifeCell, Mr. Thomas was President of the Pharmaceutical Products Division of Ohmeda Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas received his M.B.A. degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree in Chemistry from St. Michael’s College in Vermont.

Name and Length of Service as Director	Age	Principal Occupation and Certain Directorships
William E. Tidmore, Jr., Director since July 2007; Chairman of the Board since March 2009	68	Mr. Tidmore has over 30 years of senior executive leadership experience in the orthopedic industry. Mr. Tidmore formerly was president and chairman of DePuy Motech Acromed, and formerly was president of various DePuy divisions. DePuy was acquired by Johnson & Johnson in 1999. Mr. Tidmore held various senior management positions during his tenure of over 14 years with Depuy, including responsibilities for international businesses with direct operational responsibilities in several countries across Europe, Latin America, Japan and Canada. Prior to that Mr. Tidmore served at Ethicon, Inc., where he held several management responsibilities including Vice President of Sales and Marketing in Canada. Mr. Tidmore also serves as a director of Intrinsic Therapeutics, Inc., a privately held medical device company. Mr. Tidmore holds a Marketing degree from the University of Georgia.

Paul Touhey, Director since March 2007	53

Mr. Touhey is an executive with several years of leadership experience in the diagnostics and pharmaceutical industries.

Mr. Touhey is President, Chief Executive Officer and a member of the Board of Directors of Fujirebio Diagnostics, Inc., which is a subsidiary of Miraca Holdings, Inc., a healthcare holding company based in Tokyo, Japan, principally engaged in laboratory testing services and in vitro diagnostic products. Prior to his appointment as President and Chief Operating Officer in 2003, Mr. Touhey served as Fujirebio Diagnostics’ Senior Vice President (1999-2003) and Vice President of Operations (1998-1999). Prior to joining Fujirebio Diagnostics, he served in various executive positions at Centocor, Inc., including Vice President of Centocor’s Diagnostics Division. Centocor, Inc. is a subsidiary of Johnson & Johnson. Mr. Touhey is also a member of the Board of Directors of the Medical Device Manufacturers Association (MDMA), a position he has held since 1996. From 2000 to 2003, Mr. Touhey served as Chairman of the Board of MDMA. Mr. Touhey holds a Bachelor’s Degree from Temple University and completed the Cornell University Executive Management Program.

The Board recommends the re-election of the directors based on the qualifications, experience and skills specific to each nominee and briefly described above, as well as on each nominee’s participation in and contributions to the activities of the Board.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THESE DIRECTORS

PROPOSAL NO. 2—TO APPROVE THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN WHICH INCREASES BY 300,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

We are asking shareholders to approve an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase by 300,000 shares the aggregate number of shares of our Common Stock which may be issued under the Purchase Plan. A copy of the Purchase Plan as proposed to be amended is attached as Appendix A.

As of the date of this proxy statement, the Purchase Plan currently has 31,054 shares remaining available for issuance. Our Board believes that the number of shares available for issuance under the Purchase Plan is not sufficient in light of the level of purchases expected under the Plan. The Board has authorized an increase to the number of shares reserved for issuance thereunder by an additional 300,000 shares to an aggregate of 800,000 shares of our Common Stock reserved for purchase under the Purchase Plan, subject to shareholder approval. The Board expects that with the proposed 300,000 share increase, the number of shares reserved for issuance under the Purchase Plan will be sufficient to operate the plan for approximately three years without having to request additional shares. The Board will periodically review actual share consumption under the Purchase Plan and may make an additional request for shares under the Purchase Plan earlier or later than this period as needed.

The Board believes that the approval of this amendment is in the best interests of the Company and its shareholders, as the availability of an adequate number of shares reserved for issuance under the Purchase Plan is an important factor in attracting, motivating and retaining qualified personnel.

Description of the Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix A.

General

The Purchase Plan was originally adopted in 1998. Thereafter, it was amended and restated by the Board in June 2008, and the shareholders subsequently approved the amendment and restatement at the 2009 annual meeting of shareholders. The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of our Common Stock through payroll deductions.

Administration

The Board or a committee appointed by the Board (in either case, the “Administrator”) administers the Purchase Plan. The administration, interpretation or application of the Purchase Plan by the Administrator will be final, conclusive and binding upon all participants.

Eligibility

Each of our employees or the employees of our subsidiaries who has completed at least six months of continuous service who is a full- or part-time employee with us or one of our subsidiaries for at least twenty hours per week and for more than six months per year is eligible to participate in the Purchase Plan; except that no employee will be granted an option under the Purchase Plan to the extent that (i) immediately after the grant, such employee would own 5% or more of the total combined voting power or value of the Company or (ii) his or her rights to purchase stock under all of our employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period

The Purchase Plan is implemented through four quarterly offering periods during each calendar year, commencing on or about January 1, April 1, July 1 and October 1 of each year. To participate in the Purchase Plan, an eligible employee must complete a subscription agreement provided by the Company authorizing payroll deductions and filing it with the Company’s payroll office prior to the applicable offering date. Payroll deductions may not exceed 10% of a participant’s base pay which he or she received on a given payday nor be less than a $10 deduction per payday. At the beginning of each quarterly offering period, each participant automatically is granted an option to purchase shares of our Common Stock through such participant’s accumulated payroll deductions. Unless a participant withdraws from the Purchase Plan or notifies the Administrator in such manner and at such time in advance of the applicable purchase date as the Administrator shall prescribe, the option will be automatically exercised at the end of the offering period, and the maximum number of full shares will be purchased at the applicable amount of the accumulated payroll deductions in his or her account.

Purchase Price

Shares of our Common Stock may be purchased under the Purchase Plan at a purchase price equal to 95% of the fair market value of our Common Stock on the last day of the offering period. The fair market value on any relevant date means the last price of our Common Stock reported on the Nasdaq Global Market.

Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions throughout each offering period. The payroll deductions made by a participant will be credited to his or her account under the Purchase Plan. A participant may not make any additional payments into such account. The maximum number of full shares of our Common Stock that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price.

A participant may change the rate of his or her payroll deductions during an offering period by filing a written notice. The change in rate will be effective as of the commencement of the specified offering period, provided the notice of change is received by the Company at such time in advance of the date of which the change is to be made effective as the Administrator may prescribe.

Withdrawal

During the offering period, a participant may discontinue all, but not less than all, of the payroll deductions credited to his or her account at any time prior to the end of an applicable offering period by giving written notice to the Company. All the participant’s payroll deductions credited to his or her account will be paid promptly after receipt of withdrawal and the option will terminated, and no further payroll deductions will be made during the applicable offering period.

In the event an employee fails to remain continuously employed by the Company or any subsidiary for at least 20 hours per week during a given offering period, he or she will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to his or her account will be returned and the option terminated.

Termination of Employment

Upon termination of a participant’s employment prior to the end of an offering period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.

Changes in Capitalization

If any option under the Purchase Plan is exercised after any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, exchange of shares or the like, occurring after such option was granted that reduces, increases or otherwise changes the shares outstanding immediately prior to such event, then the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Company.

Amendment and Termination of the Plan

The Board may at any time terminate or amend the Purchase Plan, provided that certain amendments may require shareholder approval. No such termination can affect options previously granted, nor may any amendment make any change in any option previously granted which adversely affects the rights of any participant.

Participation in Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. For illustrative purposes, the following table sets forth (i) the number of shares of our Common Stock that were purchased during the last calendar year under the Purchase Plan, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.

Name of Group	Number of Shares Purchased	Average Per Share Purchase Price	Fair Market Value at Date of Purchase
All executive officers, as a group	2,102	$2.51	$2.64
All employees who are not executive officers, as a group	97,225	$2.51	$2.64

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price and (b) an amount equal to 5% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE AGREEMENT

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to shareholder ratification, the Audit Committee of the Board of Directors has reappointed the firm of KPMG LLP as the independent registered public accounting firm to audit and report upon our consolidated financial statements for 2011. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit and report upon our consolidated financial statements for 2011. If this appointment is not ratified by shareholders, the Audit Committee may reconsider its appointment.

One or more representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees. The following table sets forth the aggregate fees incurred by the Company in connection with KPMG LLP’s audit of the Company’s consolidated financial statements for the years ended December 31, 2010 and 2009, and for other services rendered by KPMG LLP in those periods.

	Year Ended December 31,
	2010	2009
Audit Fees	$443,000	$527,251
Audit Related Fees		5,000
Tax Fees	—	—
All Other Fees	—	—

	$443,000	$532,251

Audit Fees are fees paid to KPMG LLP for professional services for the audit of Orthovita’s consolidated financial statements included in the Company’s Form 10-K and review of the consolidated financial statements included in the Company’s Forms 10-Q, and for services that are normally provided by the independent registered public accounting firm in connection with regulatory filings or engagements. Audit Related Fees consisted of fees relating to services performed in connection with the issuance of consents to various registration statements under the Securities Act of 1933 filed by Orthovita.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by Orthovita’s independent registered public accounting firm must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has adopted policies and procedures for giving such approval. The Audit Committee policy also allows the Audit Committee Chairperson to pre-approve between Audit Committee meetings in 2011 audit or non-audit services up to $25,000 in the aggregate and report such fees to the Committee at the next meeting.

The Audit Committee has reappointed, subject to shareholder ratification, the firm of KPMG LLP, as the independent registered public accounting firm, to audit and report upon the Company’s consolidated financial statements for 2011. In appointing KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, the Audit Committee has considered whether KPMG LLP’s provision of services other than audit services is compatible with maintaining their independence.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 4—ADVISORY VOTE ON A RESOLUTION RELATING TO THE COMPANY’S EXECUTIVE COMPENSATION

As described under “Compensation Discussion and Analysis” beginning on page 12, we strive to provide a total compensation package that will attract, retain and motivate talented executives while seeking to ensure that the compensation provided to our executives is linked to shareholder value and the achievement of our key business objectives. Consistent with the philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate and individual performance, both financial and non-financial.

While the Company achieved record high product sales revenues for 2010, the Company’s financial performance did not meet the internal targets set by management and the Company’s Board of Directors. Based on the Company’s degree of achievement of the 2010 corporate performance objectives, the NEOs were entitled to an annual bonus but, as a result of the Company’s operating performance, the Compensation Committee of the Board of Directors exercised its discretion and determined that no annual bonus would be awarded for 2010. In addition, the Company granted long-term equity awards for 2010 performance that link the interests of our executives with those of our shareholders. Specifically, these awards include performance-based stock options that are earned based the Company’s achievement of predetermined levels of both product sales revenue and operating income for the year ending December 31, 2011.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure under “Compensation of Executive Officers and Directors” that describe the compensation of our NEOs during each of the last three years or such shorter period that they were a NEO. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

In accordance with recently enacted legislation and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:

RESOLVED, that the shareholders of Orthovita, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for this annual meeting pursuant to the rules of the SEC, including “Compensation Discussion and Analysis,” the Summary Compensation Table and the compensation tables and narrative disclosure under “Compensation of Executive Officers and Directors.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION SET FORTH IN PROPOSAL 4.

PROPOSAL NO. 5—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION

Recently enacted legislation enables our shareholders to indicate how frequently we should seek a “say-on-pay” advisory vote on executive compensation such as Proposal 4 above. Shareholders may indicate whether they would prefer that future “say-on-pay” advisory votes should occur every year, every two years or every three years or may abstain from voting on the matter.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company. In formulating its recommendation, the Board considered that an annual advisory vote provides the optimal communication channel for shareholders to express their views about our executive compensation programs by allowing them to provide us with direct input every year. Shareholders are not voting to approve or disapprove the Board’s recommendation but will be able to specify one of four choices on the proxy card—every year, every other year, every three years or abstain.

Although this advisory vote on the frequency of “say-on-pay” advisory votes is non-binding on the Company, the Board will review the results and take them into consideration when deciding how frequently to conduct future “say-on-pay” advisory votes. We will disclose in a filing with the SEC our decision regarding the frequency of shareholder advisory votes on NEO compensation in light of the results of the advisory shareholder vote on this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE EVERY YEAR

ALTERNATIVE AS THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE ON THE

COMPENSATION OF OUR NEOS.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Any shareholder proposals (other than proposals generally to nominate directors) intended to be presented at an annual meeting of shareholders called for a date between June 20, 2012 and August 19, 2012 and considered for inclusion in our proxy materials must be received by January 1, 2012 and must comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded.

Any shareholder proposals (other than those proposals generally seeking to nominate directors) that are intended to be presented at the annual meeting of shareholders in 2012 and not included in our proxy materials must comply with the advance notice provision in Section 3.09 of our by-laws. If we call the 2012 annual meeting of shareholders for a date between June 20, 2012 and August 19, 2012, we must receive notice of the proposal on or after April 21, 2012 and on or before May 21, 2012. If we call the 2012 annual meeting of shareholders for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received prior to April 21, 2012 or is received after May 21, 2012 (or is not received by the tenth day following the day we mail notice of, or announce publicly, the date of our 2012 annual meeting of shareholders, if such meeting is not called for a date between June 20, 2012 and August 19, 2012), the shareholder proposals will be deemed “untimely,” and the proxies solicited in connection with such meeting may confer discretionary authority to vote on the proposal included in such notice without any disclosure regarding that proposal in the proxy statement for such meeting.

Shareholders who wish to nominate directors for election must comply with the procedures described under “About the Meeting—Can a shareholder recommend a candidate for nomination as a director of Orthovita?” beginning on page 4.

All shareholder proposals to be considered for inclusion in Orthovita’s proxy statement and proxy for the 2012 Annual Meeting of Shareholders of Orthovita must be submitted in writing to Christine J. Arasin, Corporate Secretary, Orthovita, Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355.

ANNUAL REPORT TO SHAREHOLDERS

If you received a printed set of proxy materials, a copy of the Annual Report for the year ended December 31, 2010 is enclosed. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

Orthovita’s Annual Report to Shareholders is available at http://materials.proxyvote.com/67850U. Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2010 is also available on Orthovita’s website at www.orthovita.com under “Investors,” then “SEC Filings.” In addition, a copy of Orthovita’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC, excluding exhibits thereto, may be obtained, without charge, by contacting Nancy C. Broadbent, Chief Financial Officer, at Orthovita, Inc., 77 Great Valley Parkway, Malvern, Pennsylvania 19355.

By Order of the Board of Directors,

CHRISTINE J. ARASIN Corporate Secretary

Malvern, Pennsylvania

April 28, 2011

Appendix A

ORTHOVITA, INC.

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated as of June 26, 2008, as amended

ARTICLE I

Introduction

1.01 Statement of Purpose. The purpose of the Orthovita, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Orthovita, Inc. (the “Company”) and its subsidiaries an opportunity to purchase common stock of the Company. The Board of Directors of the Company believes that employee participation in stock ownership will be to the mutual benefit of both the employees and the Company.

1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

1.03 ERISA Considerations. The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II

Definitions

2.01 “Board of Directors” means the board of directors of the Company or a committee of the board of directors authorized to act on its behalf.

2.02 “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

2.03 “Committee” means the committee appointed by the Board of Directors to administer the Plan, as provided in Section 6.03.

2.04 “Company” means Orthovita, Inc., a Pennsylvania corporation.

2.05 “Compensation” means all cash compensation (including, but not limited to, salary, commissions and bonuses) received by an Employee from the Company or a Subsidiary and includible in the Employee’s gross income for federal income tax purposes.

2.06 “Continuous Service” means the period of time immediately preceding the Election Date during which the Employee has been employed by an Employer and during which there has been no interruption of the Employee’s employment with the Employer. For this purpose, periods of Excused Absence shall not be considered to be interruptions of Continuous Service.

2.07 “Effective Date” shall mean June 26, 2008.

2.08 “Election Date” means each January 1, April 1, July 1 and October 1 or such other dates as the Committee shall specify. The first Election Date for the Plan shall be the Effective Date.

2.09 “Eligible Employee” means each employee of the Employer (i) who is classified by the Employer as a full or part-time employee (and not as an independent contractor), (ii) whose customary employment is for more than twenty (20) hours per week and for more than six (6) months per year, (iii) who is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, and (iv) who has completed at least six (6) months of Continuous Service with the Employer.

2.10 “Employer” means the Company and each Subsidiary.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

2.12 “Excused Absence” means absence pursuant to a leave of absence granted by the Employer, absence due to disability or illness, absence by reason of a layoff or inactive status due to completion of an assignment, or absence by reason of uniformed service within the meaning of the Uniformed Services Employment and Reemployment Rights Act (“USERRA”). In no event may an Excused Absence exceed six (6) months in length (or, if longer and if applicable, the period of the individual’s uniformed services within the meaning of the USERRA and such period thereafter as such individual’s right to reemployment by the Employer is protected by law), and any absence shall cease to be an Excused Absence upon the earlier of (a) the last day of the calendar month in which the duration of the absence reaches six (6) months (or such longer period as may be required under the USERRA or other applicable law) or (b) the last day of the calendar month in which the leave expires by its terms, the layoff or inactive status ends by recall or permanent separation from service, or recovery from illness or disability occurs.

2.13 “Market Value” means the last price for the Stock as reported on the principal market on which the Stock is traded for the date of reference. If there was no such price reported for the date of reference, “Market Value” means the last reported price for the Stock on the day next preceding the date of reference for which such price was reported.

2.14 “Participant” means each Eligible Employee who elects to participate in the Plan.

2.15 “Plan” means the Orthovita, Inc. Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

2.16 “Purchase Agreement” means the instrument prescribed by the Committee pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company’s offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

2.17 “Purchase Date” means the last day of each Purchase Period.

2.18 “Purchase Period” means each calendar quarter or other period specified by the Committee, beginning on or after the Effective Date, during which the Participant’s Stock purchase is funded through payroll deduction accumulations.

2.19 “Purchase Price” means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 4.03.

2.20 “Stock” means the common stock of the Company.

2.21 “Subsidiary” means any present or future corporation (i) which constitutes a “subsidiary corporation” of the Company as that term is defined in section 424 of the Code, and (ii) is designated as a participating entity in the Plan by the Committee. Unless the Committee specifically designates otherwise, a Canadian or other foreign subsidiary shall not be considered a Subsidiary for purposes of the Plan, and employees of such a subsidiary shall not be Eligible Employees.

ARTICLE III

Admission to Participation

3.01 Initial Participation. An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Committee a Purchase Agreement at such time in advance of such Election Date as the Committee shall prescribe. The Purchase Agreement shall remain in effect until modified or canceled in accordance with the terms of this Plan.

3.02 Discontinuance of Participation. A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the effective date as the Committee shall prescribe. Notwithstanding anything in the Plan to the contrary, if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease and no further purchase of Stock shall be made for the Participant.

3.03 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Committee a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Committee at such time in advance of the Election Date as the Committee shall prescribe.

ARTICLE IV

Stock Purchase and Resale

4.01 Reservation of Shares. There shall be 800,000 shares of Stock reserved for issuance or transfer under the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02, the aggregate number of shares of Stock that may be purchased under the Plan shall not exceed the number of shares of Stock reserved under the Plan.

4.02 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole and fractional shares of Stock that can be purchased by applying the full balance of the Participant’s withheld funds to the purchase of shares of Stock at the Purchase Price, or (b) the Participant’s proportionate part of the maximum number of shares of Stock available under the Plan, as stated in Section 4.01. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own stock (including any number of shares of Stock that such person would be entitled to purchase hereunder) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of shares of stock that such person is deemed to own (excluding any number of shares of Stock that such person would be entitled to purchase hereunder), is one less than such five percent (5%). Any amounts withheld from a Participant’s Compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable.

4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any offering under the Plan shall be the lower of (i) ninety-five percent (95%) of the Market Value of such share on the first day of the Purchase Period or (ii) ninety-five percent (95%) of the Market Value of such share on the Purchase Date. Notwithstanding the foregoing, the Board of Directors may determine that the Purchase Price shall be the Market Value, or a percentage of the Market Value, on either of such dates or the lower of such dates, so long as the percentage shall not be lower than ninety-five percent (95%) of such Market Value.

4.04 Exercise of Purchase Privilege.

(a) Each Participant shall be granted an option to purchase shares of Stock as of the first day of each Purchase Period at the Purchase Price specified in Section 4.03. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Section 4.02 above and of paragraph (c) of this Section 4.04, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase shares of Stock, unless he or she notifies the Committee, in such manner and at such time in advance of the Purchase Date as the Committee shall prescribe, of his or her desire not to make such purchase.

(b) There shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole and fractional shares of Stock as can be purchased with the amounts withheld from the Participant’s Compensation during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made.

(c) A Participant may not purchase shares of Stock having an aggregate Market Value of more than twenty-five thousand dollars ($25,000), determined at the beginning of each Purchase Period, for any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase a share of Stock under any offering after the expiration of the Purchase Period for the offering.

4.05 Payroll Deductions. Each Participant shall authorize payroll deductions from his or her Compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of Compensation during a Purchase Period of an amount not less than $10 per paycheck ($20 for any Participant on a monthly payroll period) and not more than 10% of such Participant’s Compensation. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by the Participant’s filing with the Committee a notice in such form and at such time in advance of the date on which the change is to be effective as the Committee shall prescribe.

4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant’s authorized payroll deductions. All funds received or held by the Company under the Plan are general assets of the Company, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

4.07 Share Ownership; Issuance of Certificates.

(a) The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares of Stock. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Committee.

(b) The Committee, in its sole discretion, may determine that shares of Stock shall be delivered by the Company by (i) issuing and delivering to the Participant a certificate for the number of shares of Stock purchased by the Participant on a Purchase Date or during a calendar year or other period determined by the Committee, (ii) issuing and delivering certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during a calendar year or other period determined by the Committee to a firm which is a member of the National Association of Securities Dealers, as selected by the Committee from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering certificates for the number of shares of Stock purchased by all Participants on a Purchase Date or during the calendar year or other period determined by the Committee to a bank or trust company or affiliate thereof, as selected by the Committee from time to time, which shares may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant’s share interests in the Stock. Each certificate or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant’s Purchase Agreement, in the Participant’s name jointly with the Participant’s spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account held in the Participant’s name as tenant in common with the Participant’s spouse, with or without right of survivorship.

(c) In addition to any restrictions or limitations on the resale of Stock purchased under the Plan as set forth in Section 4.08 or otherwise hereunder, the Committee, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Stock, the issuance of individual stock certificates or the withdrawal from any shareholder accounts established for a Participant.

(d) Any dividends payable with respect to whole or fractional shares of Stock credited to a shareholder account of a Participant established pursuant to Section 4.07(b) hereof will be reinvested in shares of Stock and credited to the Participant’s account.

4.08 Withdrawal of Shares or Resale of Stock.

(a) A Participant may request a withdrawal of shares of Stock purchased for the Participant under the Plan or order the sale of such shares at any time by making a request in such form and at such time as the Committee shall prescribe.

(b) If a Participant terminates his or her employment with the Employer or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her shares of Stock held in any shareholder account established pursuant to Section 4.07(b), unless the Participant elects to have the shares of Stock sold in accordance with such procedures as the Committee shall prescribe.

(c) If a Participant is to receive a withdrawal or distribution of shares of Stock, or if shares are to be sold, the withdrawal, distribution or sale shall be made in whole shares of Stock, with fractional shares paid in cash.

ARTICLE V

Special Adjustments

5.01 Shares Unavailable. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares of Stock then available for purchase under the Plan, then the number of shares of Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess.

5.02 Anti-Dilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as provided in Section 4.01, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Committee acting with the consent of, and subject to the approval of, the Board of Directors.

5.03 Effect of Certain Transactions. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the shares of stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance of any amounts withheld from a Participant’s Compensation which had not by such time been applied to the purchase of Stock shall be returned to the Participant.

ARTICLE VI

Miscellaneous

6.01 Non-Alienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant’s lifetime, except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. If a Participant dies, there shall be delivered to the executor, administrator or other personal representative of the deceased Participant such shares of Stock and such residual amounts as may remain to the Participant’s credit from amounts withheld from the Participant’s Compensation as of the Purchase Date occurring at the close of the period in which the Participant’s death occurs, including shares of Stock purchased as of that date or prior thereto with moneys withheld from the Participant’s Compensation.

6.02 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan.

6.03 The Committee. The Board of Directors shall appoint a Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Committee’s interpretations and decisions with respect to the Plan shall be final and conclusive.

6.04 Amendment of the Plan. The Board of Directors may, at any time and from time to time, amend the Plan in any respect, except that no amendment may (i) increase the number of shares reserved for purposes of the Plan, or (ii) allow any person who is not an Eligible Employee to become a Participant, without the approval of the shareholders of the Company.

6.05 Expiration and Termination of the Plan. The Plan shall continue in effect for ten (10) years from the Effective Date, unless terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board of Directors. The Board of Directors shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant’s Compensation which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

6.06 Federal Income Tax Consequences if Shareholder Approval is Not Obtained. To be qualified under section 423 of the Code, the Plan must be approved by the shareholders of the Company within twelve (12) months after the date on which the Plan is adopted. If this shareholder approval is not obtained, the Plan and its accompanying shares of Stock will not be eligible for the favorable tax treatment afforded under section 423 of the Code and the amount of the discount from the Market Value, as provided under Section 4.03 of the Plan (measured as of the Purchase Date), will be deemed taxable income to the Participants.

6.07 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquires under the Plan.

6.08 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective only when received by the Committee. Delivery of such forms may he made by hand or by certified mail, sent postage prepaid, to Orthovita, Inc. 77 Great Valley Parkway, Malvern, PA 19355, Attention: Employee Stock Purchase Plan Administrator. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Committee.

6.09 Government Regulation. The Company’s obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

6.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

6.11 Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the Commonwealth of Pennsylvania to the extent such laws are not in conflict with, or superseded by, federal law.

ORTHOVITA, INC.

2011 Annual Meeting of Shareholders – July 20, 2011

This Proxy Is Solicited on Behalf of the Board of Directors of Orthovita, Inc.

The undersigned, having duly received notice of the meeting, the proxy statement, and annual report of Orthovita, Inc., and revoking all prior proxies, hereby appoints each of Antony Koblish and Nancy C. Broadbent, proxy of the undersigned (with full power of substitution and resubstitution), for and in the name(s) of the undersigned, to vote all shares of stock which the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders of Orthovita, Inc. to be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103, USA at 4:00 p.m. (local time), on Wednesday, July 20, 2011, and any postponed or adjourned sessions thereof, subject to the directions indicated on this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES

☒	Please mark your votes as in this example.

1.	ELECTION OF DIRECTORS

Nominees: R. Scott Barry, Morris Cheston, Jr., Antony Koblish, Mary E. Paetzold, Paul G. Thomas, William E. Tidmore, Jr. and Paul Touhey

☐  FOR ALL NOMINEES         ☐  WITHHOLD FOR ALL NOMINEES         ☐  FOR ALL NOMINEES EXCEPT

To withhold authority to vote for a particular nominee(s), mark the “FOR ALL NOMINEES EXCEPT” box and write the name of the nominee(s) on the line provided:

2.	To approve the amendment to the Amended and Restated Employee Stock Purchase Plan which increases by 300,000 the number of shares reserved for issuance thereunder.

☐  FOR        ☐  AGAINST         ☐  ABSTAIN

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2011.

☐  FOR        ☐  AGAINST        ☐   ABSTAIN

4.	To approve, in an advisory vote, the resolution relating to the Company’s executive compensation.

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

5.	To recommend, in an advisory vote, the frequency of future advisory votes on the Company’s executive compensation.

☐  1 YEAR        ☐  2 YEARS        ☐   3 YEARS        ☐  ABSTAIN

6.	To act upon such other matters as may properly come before the meeting.

☐  FOR        ☐  AGAINST         ☐  ABSTAIN

IN HIS OR HER DISCRETION, EACH PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED ON THIS PROXY CARD, THIS PROXY WILL BE VOTED “FOR” THE LISTED NOMINEES FOR ELECTION AS DIRECTOR IN PROPOSAL 1, FOR THE “1 YEAR” OPTION UNDER PROPOSAL 5, AND “FOR” ALL OF THE OTHER PROPOSALS SPECIFIED ON THIS PROXY CARD.

Attendance of the undersigned at the meeting or at any postponement or adjournment sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or sessions the intention of the undersigned to revoke said proxy in person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

DATE:

SIGNATURE:

PRINTED NAME:

SIGNATURE (if held jointly):

EMAIL:

Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such, and if signed as a corporation or other entity, please sign with the entity name by duly authorized officer or officers. Joint owners should each sign personally.

YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET:

Log-on to www.proxyvote.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at

1-800-690-6903 on a touch-tone telephone

OR

3.	VOTE BY MAIL: If you do not wish to vote over the Internet or by telephone, please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS: